                                                                 Exhibit (D)(ii)

                         ACCIDENTAL DEATH BENEFIT RIDER

                       Metropolitan Life Insurance Company

IF THIS RIDER IS ADDED AFTER THE POLICY IS ISSUED, THE PERIOD OF
INCONTESTABILITY FOR THIS RIDER IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER.

This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

ACCIDENTAL DEATH BENEFIT         The Policy Proceeds will be increased by an
                                 Accidental Death Benefit upon receipt of proof
                                 of the Insured's death that:

                                 1. Resulted directly, and independent of all other causes, from accidental bodily injury;

                                 2.   Occurred while this Rider was in force;

                                 3.   Occurred within 90 days after the
                                      accidental bodily injury; and

                                 4. Occurred on or after the Insured's first birthday.

RISKS NOT ASSUMED                This Benefit will not be payable if the
                                 Insured's death resulted directly or indirectly
                                 from:

                                 1.   Suicide;

                                 2.   Mental illness or treatment for mental
                                      illness;

                                 3.   Infection, except when caused by an
                                      external visible wound accidentally
                                      sustained;

                                 4.   The use of any drug, unless used on the
                                      advice of a licensed medical practitioner;

                                 5. The commission of or attempt to commit an assault or felony by the Insured;

                                 6. Flight in or descent from or with any kind of aircraft or spacecraft, unless the Insured was only a passenger with no duties in connection with the flight or descent, and the flight or descent was not for a training or experimental purpose; or

                                 7.   War or warlike action in a time of peace.

AMOUNT OF BENEFIT                The amount of this Benefit is shown on the
                                 Rider Specifications for Accidental Death
                                 Benefit Rider (called "Rider Specifications").
                                 The amount will be doubled if the accidental
                                 bodily injury occurs while the Insured is a
                                 fare-paying passenger on a licensed public
                                 conveyance being operated for passenger service
                                 by a common carrier.

MONTHLY COST OF INSURANCE        The Monthly Cost of Insurance for the following
                                 month: is charged as part of the Monthly
                                 Deduction; and equals the amount of this
                                 Benefit times the Monthly Cost of Insurance
                                 Rate, divided by 1,000. The Monthly Cost of
                                 Insurance rate used to calculate the cost will
                                 not exceed the Guaranteed Maximum Monthly Cost
                                 of Insurance Rate shown on the Rider
                                 Specifications.

MONTHLY COST OF INSURANCE        The Monthly Cost of Insurance Rate for this
RATES                            benefit is based on the Insured's Rider issue
                                 age, Rider risk classification, sex and number
                                 of completed years from the Issue Date of this
                                 Rider. Monthly Cost of Insurance Rates will be
                                 determined by us based on our expectations as
                                 to future mortality, tax, interest earnings,
                                 expense and persistency experience. We will not
                                 adjust such rates as a means of recovering
                                 prior losses nor as a means of distributing
                                 prior profits. These rates will not exceed
                                 those shown in the Table of Guaranteed Maximum
                                 Monthly Cost of Insurance Rates per $1,000 on
                                 the attached Rider Specifications page.

INCONTESTABILITY                 This Rider will not be contestable with respect
                                 to material misrepresentations made in the
                                 application after it has been in force during
                                 the lifetime of the Insured for two years from
                                 the Issue Date of this Rider.

TERMINATION                      This Rider will terminate upon the earliest of:

                                 1.   The Insured's Attained Age 70;

                                 2.   The date the Policy lapses;

                                 3.   The monthly anniversary on or next
                                      following our receipt of your request In
                                      Writing to terminate this Rider; and

                                 4. The date the Policy terminates, unless the Policy terminates as a result of the exercising of any Acceleration of Death
                                      Benefit rider. If the Policy terminates as a result of the exercising of any Acceleration of Death Benefit rider, this Rider will stay in force as described in that rider.

The Issue Date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        /s/ Gwenn L. Carr
                                        ----------------------------------------
                                        Secretary

             RIDER SPECIFICATIONS FOR ACCIDENTAL DEATH BENEFIT RIDER

INSURED:                         [JOHN DOE]
COVERAGE:                        ACCIDENTAL DEATH BENEFIT RIDER
POLICY NUMBER:                   [SPECIMEN]
RIDER BENEFIT AMOUNT:            [$50,000]

           TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES
                                   PER $1,000

ATTAINED           ATTAINED           ATTAINED
   AGE     RATE       AGE      RATE      AGE      RATE
--------   -----   --------   -----   --------   ------
   [35     0.075      51      0.088      67      0.123
    36     0.075      52      0.088      68      0.123
    37     0.076      53      0.088      69      0.134]
    38     0.075      54      0.088
    39     0.075      55      0.088
    40     0.076      56      0.089
    41     0.076      57      0.089
    42     0.076      58      0.090
    43     0.076      59      0.090
    44     0.076      60      0.101
    45     0.076      61      0.101
    46     0.076      62      0.101
    47     0.077      63      0.101
    48     0.087      64      0.101
    49     0.087      65      0.112
    50     0.087      66      0.112

These rates are for the Accidental Death Benefit Rider as of the Issue Date.

                         CHILDREN'S TERM INSURANCE RIDER

                       Metropolitan Life Insurance Company

IF THIS RIDER IS ADDED AFTER THE POLICY IS ISSUED, THE PERIODS OF
INCONTESTABILITY AND SUICIDE FOR THIS RIDER ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THIS RIDER.

This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

FACE AMOUNT                      The Face Amount for this Rider on each Insured
                                 Child on and after age six months is the Face
                                 Amount shown for the Rider on the Policy
                                 Specifications page, and half of that amount
                                 before age six months. If this Rider is added
                                 after the Policy is issued, the Policy
                                 Specifications for Policy Change page shows the
                                 Face Amount for this Rider.

LIFE INSURANCE BENEFIT           We will pay the Face Amount as defined above to
                                 the Beneficiary under this Rider upon the death
                                 of the Insured Child while this Rider is in
                                 force. We must receive proof satisfactory to us
                                 that the death occurred before the Final Date
                                 of insurance on such Insured Child.

DEFINITION OF INSURED            The Insured, as shown on the Policy
                                 Specifications page, is the person whose life
                                 is covered under the Policy to which this Rider
                                 is attached. If this Rider is added after the
                                 Policy is issued, the Policy Specifications for
                                 Policy Change page shows the Insured.

DEFINITION OF INSURED CHILD      Any child, stepchild or legally adopted child
                                 of the Insured is an Insured Child if named in
                                 the application for this Rider and if the child
                                 is: at least age 15 days; and less than
                                 attained age 18. Any child, stepchild or
                                 legally adopted child of the Insured who is
                                 less than 15 days on the date the application
                                 is signed becomes an Insured Child at age 15
                                 days if named in the application for this
                                 Rider. Any child of the Insured born after the
                                 date of the application for this Rider will
                                 become an Insured Child at age 15 days. Any
                                 child who becomes a stepchild of the Insured
                                 after the date of the application for this
                                 Rider but before the child's 18th birthday will
                                 become an Insured Child at age 15 days or on
                                 the date he or she becomes a stepchild of the
                                 Insured, if later. Any child who is legally
                                 adopted by the Insured after the date of the
                                 application for this Rider but before the
                                 child's 18th birthday will become an Insured
                                 Child at age 15 days or on the date of
                                 adoption, if later. Each Insured Child will
                                 cease to be an Insured Child on the earliest of
                                 the following events:

                                 1.   His or her 25th birthday;

                                 2.   The Final Date of this Rider;

                                 3. A conversion of the insurance provided by this Rider on that Insured Child; and

                                 4.   The death of that Insured Child.

OWNER Unless otherwise provided, during the lifetime of the Insured, the Owner of the Policy will be the Owner of this Rider. If you change the Owner of this Rider, you must make the change in written form satisfactory to us. If acceptable to us, the change will take effect as of the time you signed the request. The change will be subject to any assignment of the Policy or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. Upon the death of the Insured, all such rights with respect to insurance then in force under this Rider on the life of an Insured Child will vest in such Insured Child, unless otherwise provided.

BENEFICIARY                      Unless otherwise provided in the application or
                                 changed by you, the Beneficiary of any benefit
                                 payable as a result of the death of any Insured
                                 Child will be: the Insured, if living;
                                 otherwise, the estate of that Insured Child.

                                 You may change the Beneficiary of the insurance on the life of any Insured Child under this Rider. You must make the change In Writing during the lifetime of such person. Once it is recorded, the change will take effect as of the date you signed the request. This change will be subject to any payment or action we took before we received the change. The Beneficiary designation and any changes made will be subject to any assignment of the Policy. An irrevocable beneficiary cannot be changed without his or her consent.

MONTHLY COST OF RIDER            The Monthly Cost of Rider for the following
                                 month is charged as part of the Monthly
                                 Deduction. The Monthly Cost of Rider is equal
                                 to the Guaranteed Monthly Cost of Rider Charge
                                 shown on the: Policy Specifications page; or
                                 the Policy Specifications for Policy Change
                                 page.

EXTRA AMOUNT OF INSURANCE        We will provide an extra amount of insurance on
                                 an Insured Child for 90 days at no extra charge
                                 when:

                                 1.   That Insured Child marries;

                                 2.   A child is born to that Insured Child; and

                                 3.   A child is legally adopted by that Insured
                                      Child.

                                 The extra amount of insurance will be four times the Face Amount under this Rider. On receipt of proof that the Insured Child died within 90 days after the marriage, birth or adoption, we will pay the extra amount to the estate of that Insured Child. The extra insurance will expire at the end of 90 days after the marriage, birth or adoption. In no event will the amount of extra insurance on an Insured Child be more than four times the Face
                                 Amount if any 90-day periods overlap. Any extra amount of insurance provided under this provision is not convertible under the Conversion Rights provision.

SUPPLEMENTARY PAID-UP POLICY     Except as provided under the Suicide Exclusion
                                 provision of this Rider, if the Insured's death
                                 occurs while this Rider is in force, any
                                 remaining insurance on each Insured Child will
                                 be continued for the balance of its term. No
                                 further premiums will be required. A
                                 supplementary fixed benefit paid-up policy will
                                 be issued to the Owner of this Rider. We must
                                 receive proof of death of the Insured.

                                 Any child who would have become an Insured
                                 Child if the Insured's death had not occurred will become an Insured Child in accordance with the provisions of this Rider.

CONVERSION RIGHTS                While the Policy is in force, the Owner may
                                 convert the term insurance in force under this
                                 Rider on each Insured Child to a new policy on
                                 that Insured Child's Date of Conversion. The
                                 Date of Conversion is: any day between the 22nd
                                 and 25th birthday of that Insured Child; or, if
                                 earlier, the Final Date of this Rider. An
                                 Insured Child's Date of Conversion can be
                                 advanced to the date on which any extra amount
                                 of insurance on that Insured Child expires
                                 under this Rider. The new policy will be
                                 issued:

                                 1.   On the life of that Insured Child;

                                 2.   Without proof of insurability;

                                 3.   With a Face Amount not more than five
                                      times the Face Amount of this Rider on
                                      that Insured Child;

                                 4.   Based on a standard nonsmoker risk
                                      classification or the risk classification the issuing company determines is closest to it if that classification is not available on the new policy;

                                 5. With a current policy date and a current issue date;

                                 6.   By us or by an affiliate designated by us;

                                 7.   On a plan agreed to by the issuing
                                      company, to the extent available for sale by that company on the date of the conversion and subject to any limits under Federal income tax and other applicable rules;

                                 8.   At the then current age of that Insured
                                      Child as calculated by the issuing company for that plan of insurance;

                                 9.   Subject to payment of the first premium
                                      for the new policy while that Insured
                                      Child is living, and within 60 days prior to or 31 days after the date coverage on that Insured Child terminates;

                                 10.  On a policy form and at rates in use by
                                      the issuing company on the policy date of the new policy; and

                                 11. Subject to any assignments and limitations to which this Rider is subject.

                                 If the amount of insurance to be converted is less than the issuing company's published minimum limits of issue, the conversion may be made only with our consent.

REINSTATEMENT                    If this Rider lapses, you may reinstate it
                                 within three years after the date of lapse, or
                                 later if we consent. To reinstate, you must
                                 submit the following items:

                                 1.   A written application for reinstatement;

                                 2.   Proof satisfactory to us that each Insured
                                      Child is insurable; and

                                 3.   Payment, while each Insured Child is
                                      living, of each unpaid charge for this
                                      Rider that was due and unpaid at the time of lapse; and.

                                 4.   Payment, while each Insured Child is
                                      living, of an amount large enough to keep this Rider in force for at least two months.

                                 All Insured Children must be living on the date we approve the request for reinstatement. If an Insured Child is not living, such approval is void and of no effect.

                                 The reinstated Rider will be in force from the date we approve the reinstatement application.

                                 This Rider can be reinstated only if the Policy is also reinstated or is in force. If only a portion of the Policy coverage is reinstated, then only a portion of this Rider coverage may also be reinstated.

INCONTESTABILITY                 We cannot contest this Rider with respect to
                                 material misrepresentations made in the
                                 application after it has been in force during
                                 the life of the Insured for two years.

SUICIDE EXCLUSION                If the Insured dies by suicide within two years
                                 from the Issue Date of this Rider:

                                 1. This Rider will not become paid-up under the Supplementary Paid-up Policy provision; and

                                 2.   Each Insured Child may, within 30 days,
                                      exchange the insurance in force under this Rider on his or her own life for a new policy under the terms of the Conversion
                                      Rights. Coverage under this Rider
                                      continues on each Insured Child until the earlier of such an exchange or the end of 30 days.

INCORRECT AGE                    The date that coverage under this Rider ceases,
                                 expires or terminates will be based on the
                                 correct age of each Insured Child.

EXPIRATION OF INSURANCE          The Final Date of this Rider is the policy
                                 anniversary nearest the 65th birthday of the
                                 Insured. If this Rider has not already expired
                                 or been cancelled, then insurance on each
                                 Insured Child will cease on: the 25th birthday
                                 of that child; or the date the insurance on
                                 that child is converted.

                                 You should provide us with written notification when the youngest Insured Child reaches age 25 so that this Rider can be terminated. If you do not provide such notification, the Monthly Cost of Rider will continue to be charged as part of the Monthly Deduction.

TERMINATION                      This Rider will terminate upon the earliest of:

                                 1.   The date the Policy terminates;

                                 2.   Immediately before the date any
                                      Supplementary Paid-Up Policy is issued;

                                 3.   The Final Date for this Rider; and

                                 4.   The monthly anniversary on or next
                                      following our receipt of your request
                                      In Writing to terminate this Rider.

The Issue Date of this Rider and Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        /s/ Gwenn L. Carr
                                        ----------------------------------------
                                        Secretary

                     GUARANTEED MINIMUM DEATH BENEFIT RIDER

                       Metropolitan Life Insurance Company

This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made a part of this Rider.

GUARANTEED MINIMUM DEATH         On each monthly anniversary, we will compare 1.
BENEFIT                          to 2. for any applicable Guaranteed Minimum
                                 Death Benefit Period (referred to as Guaranteed
                                 Period) shown on the Rider Specifications for
                                 Guaranteed Minimum Death Benefit (called "Rider
                                 Specifications"), where:

                                 1.   Equals the sum of the Guaranteed Minimum
                                      Death Benefit Monthly Premiums for each
                                      applicable Guaranteed Period shown on the Rider Specifications page for each monthly anniversary since the Policy Date; and

                                 2.   Equals the total premiums paid to date
                                      less: all partial withdrawals; any Cash
                                      Value paid to you to allow the Policy to continue to qualify as a life insurance contract; and any Policy Loan Balance.

                                 If 2. is greater than or equal to 1. for any applicable Guaranteed Period shown on the Rider
                                 Specifications page, the Policy will not lapse.

                                 If, based on the total premium paid, the Policy qualifies for a longer Guaranteed Period than the one chosen in the application for this Rider, the longer Guaranteed Period will be in effect only if the premium requirement for the longer Guaranteed Period has been satisfied for each policy month since the Issue Date of this Rider.

                                 If the premium requirement for the Guaranteed
                                 Period chosen in the application for this Rider is not met: the Guaranteed Period chosen will no longer be in effect; and the next shorter
                                 Guaranteed Period under this Rider for which the premium requirement has been met, if any, since the Issue Date of this Rider, will be in effect.

MONTHLY COST OF RIDER            The Monthly Cost of Rider for the following
                                 month is charged as part of the Monthly
                                 Deduction. The Monthly Cost of Rider is the
                                 Monthly Cost of Rider Rate shown on the Rider
                                 Specifications page, divided by 1000, times the
                                 total Net Amount at Risk.

GUARANTEED MINIMUM DEATH         The Guaranteed Minimum Death Benefit Monthly
BENEFIT PREMIUM CHANGES          Premium may change if any of the following
                                 events occur:

                                 1.   A change in the Face Amount of the Policy;
                                      or

                                 2.   The addition or deletion of, change to,
                                      termination of a rider made a part of the Policy; or

                                 3.   A change in Death Benefit Option; or

                                 4.   A misstatement of age or sex in the
                                      Application; or

                                 5.   A change in the Insured's risk
                                      classification. This may also affect the Guaranteed Periods available under this
                                      Rider. If no Guaranteed Periods are
                                      available, we will notify you that this
                                      Rider is terminated.

                                 We will send you a revised Rider Specifications page reflecting the new Guaranteed Minimum
                                 Death Benefit Monthly premium.

                                 We will send you a notice if the premium requirement for the Guaranteed Period you chose for this Rider has not been met. The notice will state the amount of premium that has to be paid in order to retain the guarantee and whether, in the absence of payment, the Policy would qualify for the next shorter Guaranteed
                                 Period, if any, available under this Rider. If the premium required to keep your chosen Rider
                                 Guaranteed Period for this Rider is not paid within 62 days of the notice, that guarantee will end. If the Policy qualifies for a shorter
                                 Guaranteed Period under this Rider, the shorter period will become the new Rider Guarantee
                                 Period.

                                 The Cash Surrender Value will not be less than zero while the Guaranteed Minimum Death Benefit
                                 Rider is in effect.

RIDER GRACE PERIOD               If, on a monthly anniversary during an
                                 applicable Guaranteed Period, the Policy does
                                 not meet any applicable Guaranteed Minimum
                                 Death Benefit premium requirement under this
                                 Rider and the Cash Surrender Value is less than
                                 the next Monthly Deduction, a Grace Period of
                                 62 days will be allowed for the payment of a
                                 premium sufficient to keep this Rider in force.

                                 Between 15 and 45 days before the end of the Grace Period, we will send you notice of the amount required to meet a Guaranteed Minimum
                                 Death Benefit premium requirement under this Rider to your last known address and to any assignee on record. If we do not receive the amount required by the end of the Grace Period, this Rider will terminate at the end of that 62-day period and the guarantee provided by this Rider will no longer be in effect. If the Insured dies during the Grace Period, any premium amount required for this Rider will be deducted from the Death Benefit.

MISSTATEMENT OF AGE OR SEX       If we determine that there was a misstatement
                                 of age or sex in the Application, before the
                                 death of the Insured and while this Rider is in
                                 effect, then the Guaranteed Minimum Death
                                 Benefit Premium will be that amount which
                                 corresponds to the Face Amount, as adjusted
                                 under the Policy, using the correct age and/or
                                 sex. The Guaranteed Period will change based on
                                 the correct age.

PREMIUM LIMITATIONS              We will restrict any premium payment that would
                                 cause the Policy to fail the definition of life
                                 insurance as defined by Section 7702 of the
                                 Internal Revenue Code of 1986 or any applicable
                                 successor. This limitation will not cause this
                                 Rider to terminate. We will not restrict
                                 payment of any premium required to maintain
                                 this Rider in force because such payment will
                                 cause the Death Benefit to increase by an
                                 amount that exceeds the premium received.

REINSTATEMENT                    If this Rider terminates because the premium
                                 requirement for this Rider has not been met
                                 while the Policy is in force, it can be
                                 reinstated within nine months provided that the
                                 Policy remains in force. Sufficient premiums
                                 must be paid to satisfy the cumulative premium
                                 requirement for the applicable Guaranteed
                                 Period at the time of reinstatement.

                                 If the Policy lapses, this Rider will terminate and cannot be reinstated.

TERMINATION                      This Rider will terminate on the first of the
                                 following events to occur:

                                 1.   The termination of the Policy;

                                 2. The end of the Grace Period following our notice to you that the premium requirement for this Rider was not met;

                                 3.   The expiration of the longest applicable
                                      Guaranteed Period shown on the Rider
                                      Specifications page;

                                 4.   The date a change in the Insured's risk
                                      classification results in no Guaranteed
                                      Periods being available;

                                 5.   The date a change of Insured is made; and

                                 6.   The monthly anniversary on or next
                                      following our receipt of your request In
                                      Writing to terminate this Rider.

CONTINUATION OF INSURANCE        Once this Rider has terminated, the Policy may
                                 continue in accordance with its provisions but
                                 without the benefit provided by this Rider.

The Issue Date of this Rider and Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        /s/ Gwenn L. Carr
                                        ----------------------------------------
                                        Secretary

         RIDER SPECIFICATIONS FOR GUARANTEED MINIMUM DEATH BENEFIT RIDER

INSURED:                            [JOHN DOE]
COVERAGE:                           GUARANTEED MINIMUM DEATH BENEFIT RIDER
POLICY NUMBER:                      [SPECIMEN]
GUARANTEED MINIMUM DEATH BENEFIT    [To Age 85]
PERIOD CHOSEN
GUARANTEED MINIMUM DEATH BENEFIT
PERIOD MONTHLY PREMIUMS*
   TO AGE 85                        [$65.17]
   TO AGE 121                       [$65.17]
MONTHLY COST OF RIDER RATE:         [$0.025 PER $1,000]

* These premiums will be recalculated and shown on the revised Rider Specifications page if: any Policy changes are made; any other riders are added or removed; there is a change in the Insured's risk classification; or there was a misstatement of age or sex in the Application.

The Policy will stay in force during the Guaranteed Minimum Death Benefit Period (referred to as Guaranteed Period) chosen in the application for this Rider if: premium in an amount that is at least equal to the Guaranteed Minimum Death Benefit Monthly Premium for that Guaranteed Period is paid by each monthly anniversary; no loans are taken; no partial withdrawals are made; and no Cash Value is paid to you to allow the Policy to continue to qualify as a life insurance contract. In order for a Guaranteed Period to be in effect, the premium requirement for that Guaranteed Period must have been satisfied for each policy month since the Issue Date of this Rider. See the Rider for a full description of the test made on each monthly anniversary.

                    GUARANTEED SURVIVOR INCOME BENEFIT RIDER

                       Metropolitan Life Insurance Company

Subject to the conditions below, the Owner of this Policy can choose one or more Enhanced Payment Options for each Beneficiary, who is not an assignee, prior to the death of the Insured. If no Enhanced Payment Option has been chosen by the Owner, each Beneficiary of the Policy, who is not an assignee, can apply all or part of the Eligible Proceeds received upon the Insured's death to one or more Enhanced Payment Options (called "Enhanced Options") as described and limited below. This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

DEFINITIONS                      ELIGIBLE PROCEEDS. Eligible Proceeds equal: the
                                 portion of the Policy Proceeds for the Policy
                                 without any riders payable to a Beneficiary at
                                 the death of the Policy Insured, plus the
                                 portion of any proceeds provided by any rider
                                 attached to the Policy that states the proceeds
                                 are included in the Eligible Proceeds for this
                                 rider; less the Ineligible Proceeds. Ineligible
                                 Proceeds equal the total of all proceeds from
                                 policy changes that are ineligible for this
                                 benefit. Such proceeds will be stated on the
                                 Policy Specifications page for Policy Change.
                                 The Eligible Proceeds that can be applied to an
                                 Enhanced Option are subject to the Conditions
                                 below.

                                 ELIGIBLE DEATH BENEFITS. Eligible Death
                                 Benefits are used to calculate the cost of this Rider. Eligible Death Benefits are defined as follows:

                                 1. Each portion of the Death Benefit of the Policy that is part of the Eligible
                                      Proceeds as of the date the Monthly Cost of Rider for this Rider is calculated.

                                 2.   The amount of benefit provided by any
                                      riders attached to the Policy that are
                                      part of the Eligible Proceeds as of the
                                      date the Monthly Cost of Rider for this
                                      Rider is calculated.

                                 OPTION DATE. The Option Date is the effective date of the Enhanced Option.

MONTHLY COST OF RIDER            The Monthly Cost of Rider for the following
                                 month is charged as part of the Monthly
                                 Deduction. The Monthly Cost of Rider is the
                                 total of: each portion of Eligible Death
                                 Benefit as described above; divided by $1,000;
                                 times the Monthly Cost of Rider Rate shown on
                                 the Policy Specifications page or Policy
                                 Specifications for Policy Change page for that
                                 portion of Eligible Death Benefit.

                                 The Monthly Cost of Rider will be determined based on each portion of Eligible Death Benefit in the order specified on the Policy
                                 Specifications page, up to the Maximum Applied
                                 Proceeds shown on the rider Policy
                                 Specifications page or the Policy
                                 Specifications for Policy Change page. We reserve the right to charge a lower Monthly
                                 Cost of Rider.

CONDITIONS                       All or part of each Beneficiary's Eligible
                                 Proceeds can be applied to one or more Enhanced
                                 Options, subject to the following:

                                 1.   Total proceeds applied to the Enhanced
                                      Options upon the death of the Insured of the Policy cannot exceed the Maximum
                                      Applied Proceeds. If there is more than
                                      one Beneficiary under the Policy and the Policy Proceeds of the Policy are greater than the Maximum Applied Proceeds, each Beneficiary can only apply a pro-rated portion of his/her share to one or more
                                      Enhanced Options. The pro-rated share will be based on the same ratios under which the proceeds of the Policy were payable.

                                 2.   We must receive the choice of an Enhanced
                                      Option from the Beneficiary In Writing
                                      within the later of: 60 days from the date we send the Beneficiary the notification described in this Rider; and nine months from the date of death of the Insured.

                                 3.   Once payments begin under this Rider,
                                      future payments cannot be assigned and the Enhanced Options chosen cannot be changed.

                                 4.   If the Beneficiary is a corporation, a
                                      partnership, a fiduciary, or any other
                                      legal entity other than a natural person, the Rider and Rider charges will continue but the only Enhanced Option to be available will be the 10 Years Certain
                                      Option. However, if the Beneficiary is a trust with one natural person as Beneficiary, all Enhanced Options are available to be chosen.

                                 When an Enhanced Option starts, a contract will be issued by us or an affiliate designated by us that will describe the terms of the Option.

DEATH OF BENEFICIARY             Amounts to be paid after the death of a
                                 Beneficiary under an Enhanced Option will be
                                 paid as due to that Beneficiary's successor
                                 Beneficiary. If there is no successor
                                 Beneficiary, amounts will be paid in one sum to
                                 the estate of the last Beneficiary to die. If a
                                 Beneficiary dies within 30 days after the
                                 Option Date, the amount applied to the Enhanced
                                 Option, less any payments made, will be paid in
                                 one sum.

NOTIFICATION                     We will send each Beneficiary a notification of
                                 his/her rights under this Rider at the time the
                                 Policy Proceeds become payable.

ENHANCED LIFE INCOME OPTIONS     Enhanced Life Income Options are based on the
                                 age and sex of the Beneficiary on the Option
                                 Date. We will require proof of age. The
                                 Enhanced Life Income payments will be based on:
                                 the rates shown in the Tables below; or, if
                                 greater, 105% of our Payment Option rates on
                                 the Option Date. If the rates at a given age
                                 are the same for different periods certain, the
                                 longest period certain will be deemed to have
                                 been chosen.

ENHANCED 10 YEARS CERTAIN        Equal monthly payments will be made that will
                                 include both principal and interest. Payments
                                 will start on the Option Date and will continue
                                 for 10 years. The guaranteed monthly payment
                                 per $1,000 of proceeds will be the greater of:
                                 $9.83; and 105% of the 10 Years Certain Payment
                                 Option rates on the Option Date.

ENHANCED LIFE INCOME             Equal monthly payments will start on the Option
                                 Date and will continue:

                                 1. During the life of the Beneficiary, with no payment after the death of the Beneficiary, called "Enhanced Life Income,
                                      No Refund"; or

                                 2.   During the life of the Beneficiary, but
                                      for at least 10 years, called "Enhanced
                                      Life Income, 10 Years Certain"; or

                                 3.   During the life of the Beneficiary, but
                                      for at least 15 years, called "Enhanced
                                      Life Income, 15 Years Certain"; or

                                 4.   During the life of the Beneficiary, but
                                      for at least 20 years, called "Enhanced
                                      Life Income, 20 Years Certain."

ENHANCED INCREASING              Increasing monthly payments will start on the
LIFE INCOME                      Option Date and will continue during the life
                                 of the Beneficiary, with no payment after the
                                 death of the Beneficiary. Payments will
                                 increase at:

                                 1.   1% per year, called "1% Enhanced
                                      Increasing Life Income"; or

                                 2.   2% per year, called "2% Enhanced
                                      Increasing Life Income"; or

                                 3.   3% per year, called "3% Enhanced
                                      Increasing Life Income".

ENHANCED INCREASING LIFE         Increasing monthly payments will start on the
INCOME - 10 YEARS CERTAIN        Option Date and will continue during the life
                                 of the Beneficiary, but for at least 10 years.
                                 Payments will increase at:

                                 1.   1% per year, called "1% Enhanced
                                      Increasing Life Income, 10 Years Certain";
                                      or

                                 2.   2% per year, called "2% Enhanced
                                      Increasing Life Income, 10 Years Certain";
                                      or

                                 3.   3% per year, called "3% Enhanced
                                      Increasing Life Income, 10 Years Certain".

OTHER FREQUENCIES AND ENHANCED   Other Enhanced Payment Options and payment
OPTIONS                          frequencies may be available upon request. We
                                 reserve the right to substitute comparable
                                 Enhanced Payment Options for those shown below
                                 if there are regulatory changes that would
                                 cause unfavorable tax treatment.

MINIMUM PAYMENTS UNDER           Guaranteed monthly payments for each $1,000
ENHANCED PAYMENT OPTIONS         applied will not be less than the amounts shown
                                 in the following Tables. On request, we will
                                 provide additional information about amounts of
                                 minimum payments.

ENHANCED LIFE INCOME

                NO REFUND     10 YEAR CERTAIN   15 YEAR CERTAIN   20 YEAR CERTAIN
  PAYEE'S    --------------   ---------------   ---------------   ---------------
    AGE       MALE   FEMALE    MALE    FEMALE    MALE    FEMALE    MALE    FEMALE
 ---------   -----   ------   ------   ------   ------   ------   ------   ------
      0       2.83     2.76     2.83     2.76     2.83     2.76     2.83     2.76
      1       2.85     2.77     2.84     2.77     2.84     2.77     2.84     2.77
      2       2.86     2.79     2.86     2.79     2.86     2.79     2.86     2.79
      3       2.88     2.80     2.88     2.80     2.88     2.80     2.87     2.80
      4       2.90     2.82     2.90     2.82     2.89     2.82     2.89     2.82
      5       2.92     2.84     2.91     2.84     2.91     2.83     2.91     2.83
      6       2.93     2.85     2.93     2.85     2.93     2.85     2.93     2.85
      7       2.95     2.87     2.95     2.87     2.95     2.87     2.95     2.87
      8       2.97     2.88     2.97     2.88     2.96     2.88     2.96     2.88
      9       2.98     2.90     2.98     2.90     2.98     2.90     2.98     2.90
     10       3.00     2.92     3.00     2.92     3.00     2.91     3.00     2.91
     11       3.02     2.93     3.02     2.93     3.02     2.93     3.02     2.93
     12       3.04     2.95     3.04     2.95     3.04     2.95     3.04     2.95
     13       3.07     2.97     3.07     2.97     3.06     2.97     3.06     2.97
     14       3.09     2.99     3.09     2.99     3.09     2.99     3.08     2.99
     15       3.11     3.01     3.11     3.01     3.11     3.01     3.11     3.01
     16       3.14     3.03     3.13     3.03     3.13     3.03     3.13     3.03
     17       3.16     3.05     3.16     3.05     3.16     3.05     3.15     3.05
     18       3.18     3.08     3.18     3.08     3.18     3.08     3.18     3.07
     19       3.21     3.10     3.21     3.10     3.21     3.10     3.20     3.10
     20       3.24     3.12     3.23     3.12     3.23     3.12     3.23     3.12
     21       3.26     3.15     3.26     3.15     3.26     3.15     3.26     3.14
     22       3.29     3.17     3.29     3.17     3.29     3.17     3.28     3.17
     23       3.32     3.20     3.32     3.20     3.32     3.20     3.31     3.19
     24       3.35     3.23     3.35     3.22     3.35     3.22     3.34     3.22
     25       3.38     3.25     3.38     3.25     3.38     3.25     3.37     3.25
     26       3.41     3.28     3.41     3.28     3.41     3.28     3.40     3.28
     27       3.45     3.31     3.44     3.31     3.44     3.31     3.44     3.31
     28       3.48     3.34     3.48     3.34     3.47     3.34     3.47     3.34
     29       3.52     3.37     3.51     3.37     3.51     3.37     3.50     3.37
     30       3.55     3.40     3.55     3.40     3.54     3.40     3.54     3.40
     31       3.59     3.44     3.59     3.44     3.58     3.43     3.58     3.43
     32       3.63     3.47     3.62     3.47     3.62     3.47     3.61     3.46
     33       3.67     3.51     3.66     3.51     3.66     3.50     3.65     3.50
     34       3.71     3.54     3.71     3.54     3.70     3.54     3.70     3.54
     35       3.75     3.58     3.75     3.58     3.74     3.58     3.74     3.57
     36       3.80     3.62     3.79     3.62     3.79     3.62     3.78     3.61
     37       3.85     3.66     3.84     3.66     3.84     3.66     3.83     3.65
     38       3.89     3.71     3.89     3.70     3.88     3.70     3.87     3.69
     39       3.94     3.75     3.94     3.75     3.93     3.74     3.92     3.74
     40       4.00     3.80     3.99     3.79     3.99     3.79     3.97     3.78
     41       4.05     3.84     4.05     3.84     4.04     3.83     4.03     3.83
     42       4.11     3.89     4.10     3.89     4.10     3.88     4.08     3.88
     43       4.17     3.94     4.16     3.94     4.15     3.93     4.14     3.93
     44       4.23     4.00     4.23     3.99     4.21     3.99     4.20     3.98
     45       4.30     4.18     4.29     4.17     4.28     4.16     4.26     4.15
     46       4.37     4.24     4.36     4.23     4.34     4.22     4.32     4.21
     47       4.44     4.30     4.43     4.29     4.41     4.28     4.39     4.27
     48       4.52     4.37     4.50     4.36     4.48     4.35     4.45     4.33
     49       4.59     4.43     4.58     4.43     4.56     4.41     4.53     4.40

ENHANCED LIFE INCOME

               NO REFUND     10 YEAR CERTAIN   15 YEAR CERTAIN   20 YEAR CERTAIN
 PAYEE'S    --------------   ---------------   ---------------   ---------------
   AGE       MALE   FEMALE    MALE    FEMALE    MALE    FEMALE    MALE    FEMALE
---------   -----   ------   ------   ------   ------   ------   ------   ------
    50       4.68     4.51     4.66     4.50     4.63     4.48     4.60     4.47
    51       4.76     4.58     4.74     4.57     4.71     4.56     4.67     4.54
    52       4.85     4.66     4.83     4.65     4.80     4.63     4.75     4.61
    53       4.95     4.74     4.92     4.73     4.88     4.71     4.84     4.68
    54       5.04     4.83     5.01     4.81     4.97     4.79     4.92     4.76
    55       5.15     4.92     5.11     4.90     5.07     4.88     5.01     4.84
    56       5.25     5.01     5.21     4.99     5.16     4.96     5.10     4.93
    57       5.36     5.11     5.32     5.09     5.26     5.06     5.19     5.02
    58       5.48     5.21     5.43     5.19     5.37     5.15     5.29     5.11
    59       5.61     5.32     5.55     5.29     5.48     5.26     5.39     5.21
    60       5.74     5.44     5.67     5.40     5.60     5.36     5.50     5.31
    61       5.87     5.56     5.80     5.52     5.72     5.47     5.61     5.41
    62       6.02     5.68     5.93     5.64     5.84     5.59     5.72     5.52
    63       6.17     5.82     6.08     5.77     5.97     5.71     5.83     5.63
    64       6.33     5.96     6.23     5.90     6.11     5.84     5.95     5.75
    65       6.50     6.11     6.38     6.05     6.25     5.97     6.08     5.87
    66       6.67     6.27     6.54     6.19     6.39     6.11     6.19     5.99
    67       6.85     6.43     6.70     6.35     6.53     6.25     6.31     6.12
    68       7.04     6.61     6.87     6.51     6.68     6.40     6.44     6.26
    69       7.25     6.80     7.05     6.69     6.83     6.56     6.56     6.39
    70       7.48     7.00     7.25     6.87     7.00     6.73     6.70     6.54
    71       7.63     7.12     7.36     6.98     7.08     6.81     6.75     6.60
    72       7.79     7.25     7.48     7.08     7.17     6.90     6.80     6.66
    73       7.96     7.38     7.61     7.20     7.25     6.99     6.85     6.72
    74       8.14     7.53     7.74     7.32     7.34     7.08     6.90     6.77
    75       8.34     7.69     7.88     7.45     7.43     7.17     6.94     6.83
    76       8.55     7.87     8.02     7.58     7.51     7.27     6.99     6.88
    77       8.77     8.06     8.16     7.73     7.60     7.36     7.03     6.93
    78       9.01     8.26     8.31     7.88     7.68     7.46     7.06     6.98
    79       9.27     8.48     8.46     8.03     7.76     7.56     7.10     7.03
    80       9.54     8.72     8.62     8.20     7.84     7.66     7.13     7.07
    81       9.83     8.99     8.78     8.37     7.92     7.75     7.16     7.11
    82      10.14     9.27     8.93     8.54     7.99     7.84     7.18     7.14
    83      10.48     9.58     9.09     8.72     8.06     7.93     7.21     7.17
    84      10.84     9.92     9.25     8.90     8.12     8.01     7.22     7.20
    85      11.22    10.28     9.41     9.09     8.18     8.09     7.24     7.22
    86      11.63    10.67     9.56     9.27     8.24     8.16     7.26     7.24
    87      12.07    11.10     9.71     9.45     8.29     8.22     7.27     7.25
    88      12.54    11.57     9.86     9.63     8.33     8.28     7.28     7.27
    89      13.04    12.07    10.00     9.80     8.37     8.33     7.29     7.28
90 & over   13.58    12.62    10.13     9.96     8.41     8.37     7.29     7.29

ENHANCED INCREASING LIFE INCOME

                  1%                2%                3%
 PAYEE'S    --------------   ---------------   ---------------
   AGE       MALE   FEMALE    MALE    FEMALE    MALE    FEMALE
---------   -----   ------   ------   ------   ------   ------
     0       2.11     2.07     1.51     1.47     1.02     0.98
     1       2.13     2.08     1.52     1.48     1.03     0.99
     2       2.15     2.09     1.54     1.49     1.04     1.00
     3       2.17     2.10     1.55     1.50     1.05     1.01
     4       2.19     2.11     1.56     1.51     1.07     1.02
     5       2.21     2.12     1.58     1.52     1.08     1.03
     6       2.22     2.14     1.60     1.53     1.09     1.04
     7       2.25     2.16     1.62     1.54     1.10     1.05
     8       2.26     2.17     1.64     1.55     1.11     1.06
     9       2.28     2.19     1.66     1.57     1.13     1.07
    10       2.30     2.21     1.68     1.59     1.14     1.09
    11       2.32     2.23     1.70     1.61     1.15     1.10
    12       2.34     2.25     1.72     1.63     1.17     1.11
    13       2.37     2.27     1.75     1.65     1.18     1.12
    14       2.39     2.29     1.77     1.67     1.20     1.14
    15       2.41     2.31     1.79     1.69     1.23     1.15
    16       2.44     2.33     1.82     1.72     1.25     1.16
    17       2.46     2.36     1.85     1.74     1.27     1.18
    18       2.49     2.38     1.87     1.76     1.30     1.20
    19       2.52     2.41     1.90     1.79     1.33     1.23
    20       2.54     2.43     1.93     1.81     1.35     1.25
    21       2.57     2.46     1.96     1.84     1.38     1.27
    22       2.60     2.48     1.98     1.87     1.41     1.30
    23       2.63     2.51     2.02     1.89     1.44     1.33
    24       2.66     2.54     2.05     1.92     1.47     1.35
    25       2.70     2.57     2.08     1.95     1.50     1.38
    26       2.73     2.60     2.11     1.98     1.53     1.41
    27       2.76     2.63     2.15     2.01     1.56     1.44
    28       2.80     2.66     2.18     2.04     1.60     1.47
    29       2.83     2.69     2.22     2.08     1.63     1.50
    30       2.87     2.72     2.26     2.11     1.67     1.53
    31       2.91     2.76     2.30     2.15     1.71     1.57
    32       2.95     2.79     2.34     2.18     1.75     1.60
    33       2.99     2.83     2.38     2.22     1.79     1.64
    34       3.04     2.87     2.42     2.26     1.83     1.67
    35       3.08     2.91     2.47     2.30     1.87     1.71
    36       3.13     2.95     2.51     2.34     1.92     1.75
    37       3.17     2.99     2.56     2.38     1.96     1.79
    38       3.22     3.03     2.61     2.42     2.01     1.84
    39       3.28     3.08     2.66     2.47     2.06     1.88
    40       3.33     3.13     2.72     2.52     2.11     1.93
    41       3.39     3.18     2.77     2.56     2.17     1.97
    42       3.44     3.23     2.83     2.62     2.23     2.02
    43       3.51     3.28     2.89     2.67     2.29     2.07
    44       3.57     3.33     2.95     2.72     2.35     2.13
    45       3.64     3.51     3.02     2.89     2.41     2.28
    46       3.71     3.57     3.09     2.95     2.48     2.34
    47       3.78     3.63     3.16     3.01     2.55     2.40
    48       3.85     3.70     3.24     3.08     2.62     2.47
    49       3.93     3.77     3.32     3.15     2.70     2.53

ENHANCED INCREASING LIFE INCOME

                  1%                2%                3%
 PAYEE'S    --------------   ---------------   ---------------
   AGE       MALE   FEMALE    MALE    FEMALE    MALE    FEMALE
---------   -----   ------   ------   ------   ------   ------
    50       4.02     3.84     3.40     3.22     2.78     2.60
    51       4.10     3.92     3.48     3.30     2.86     2.68
    52       4.19     3.99     3.57     3.37     2.95     2.76
    53       4.29     4.08     3.67     3.46     3.04     2.84
    54       4.38     4.16     3.77     3.54     3.14     2.92
    55       4.49     4.25     3.87     3.63     3.24     3.01
    56       4.59     4.35     3.97     3.73     3.34     3.10
    57       4.71     4.45     4.09     3.83     3.45     3.20
    58       4.83     4.55     4.20     3.93     3.57     3.30
    59       4.95     4.66     4.33     4.04     3.69     3.41
    60       5.08     4.78     4.46     4.16     3.82     3.52
    61       5.22     4.90     4.59     4.28     3.95     3.64
    62       5.36     5.03     4.74     4.41     4.09     3.77
    63       5.51     5.16     4.89     4.54     4.24     3.90
    64       5.67     5.30     5.05     4.68     4.40     4.04
    65       5.85     5.46     5.22     4.83     4.57     4.19
    66       6.02     5.61     5.39     4.99     4.74     4.35
    67       6.20     5.78     5.57     5.16     4.92     4.51
    68       6.39     5.96     5.76     5.33     5.11     4.69
    69       6.60     6.15     5.97     5.52     5.31     4.87
    70       6.83     6.35     6.20     5.72     5.54     5.07
    71       6.98     6.47     6.35     5.85     5.69     5.20
    72       7.14     6.60     6.51     5.98     5.85     5.34
    73       7.31     6.74     6.69     6.13     6.03     5.48
    74       7.50     6.89     6.87     6.28     6.21     5.64
    75       7.69     7.06     7.07     6.45     6.41     5.80
    76       7.90     7.23     7.28     6.62     6.63     5.98
    77       8.13     7.43     7.51     6.82     6.85     6.18
    78       8.37     7.63     7.75     7.03     7.09     6.39
    79       8.63     7.86     8.01     7.25     7.35     6.61
    80       8.90     8.10     8.28     7.50     7.62     6.86
    81       9.19     8.37     8.57     7.76     7.91     7.12
    82       9.51     8.65     8.89     8.05     8.22     7.41
    83       9.84     8.96     9.22     8.36     8.56     7.72
    84      10.20     9.30     9.58     8.69     8.92     8.05
    85      10.59     9.66     9.96     9.06     9.30     8.42
    86      11.00    10.06    10.37     9.45     9.71     8.81
    87      11.44    10.48    10.81     9.88    10.14     9.23
    88      11.91    10.95    11.28    10.34    10.61     9.70
    89      12.41    11.45    11.78    10.85    11.11    10.20
90 & over   12.94    12.00    12.32    11.39    11.64    10.74

ENHANCED INCREASING LIFE INCOME - 10-YEARS CERTAIN

                  1%                2%                3%
 PAYEE'S    --------------   ---------------   ---------------
   AGE       MALE   FEMALE    MALE    FEMALE    MALE    FEMALE
---------   -----   ------   ------   ------   ------   ------
     0       2.11     2.07     1.51     1.47     1.02     0.98
     1       2.13     2.08     1.52     1.48     1.03     0.99
     2       2.15     2.09     1.54     1.49     1.04     1.00
     3       2.17     2.10     1.55     1.50     1.05     1.01
     4       2.18     2.11     1.56     1.51     1.07     1.02
     5       2.20     2.12     1.58     1.52     1.08     1.03
     6       2.22     2.14     1.60     1.53     1.09     1.04
     7       2.24     2.16     1.62     1.54     1.10     1.05
     8       2.26     2.17     1.64     1.55     1.11     1.06
     9       2.28     2.19     1.66     1.57     1.13     1.07
    10       2.30     2.21     1.68     1.59     1.14     1.09
    11       2.32     2.23     1.70     1.61     1.15     1.10
    12       2.34     2.25     1.72     1.63     1.17     1.11
    13       2.37     2.27     1.75     1.65     1.18     1.12
    14       2.39     2.29     1.77     1.67     1.20     1.14
    15       2.41     2.31     1.79     1.69     1.23     1.15
    16       2.44     2.33     1.82     1.72     1.25     1.16
    17       2.46     2.36     1.84     1.74     1.27     1.18
    18       2.49     2.38     1.87     1.76     1.30     1.20
    19       2.52     2.40     1.90     1.79     1.33     1.22
    20       2.54     2.43     1.93     1.81     1.35     1.25
    21       2.57     2.46     1.95     1.84     1.38     1.27
    22       2.60     2.48     1.98     1.87     1.41     1.30
    23       2.63     2.51     2.01     1.89     1.44     1.33
    24       2.66     2.54     2.05     1.92     1.47     1.35
    25       2.69     2.57     2.08     1.95     1.50     1.38
    26       2.73     2.59     2.11     1.98     1.53     1.41
    27       2.76     2.63     2.15     2.01     1.56     1.44
    28       2.80     2.66     2.18     2.04     1.60     1.47
    29       2.83     2.69     2.22     2.08     1.63     1.50
    30       2.87     2.72     2.25     2.11     1.67     1.53
    31       2.91     2.76     2.29     2.14     1.71     1.57
    32       2.95     2.79     2.33     2.18     1.75     1.60
    33       2.99     2.83     2.38     2.22     1.79     1.64
    34       3.03     2.87     2.42     2.26     1.83     1.67
    35       3.08     2.91     2.46     2.30     1.87     1.71
    36       3.12     2.95     2.51     2.34     1.92     1.75
    37       3.17     2.99     2.56     2.38     1.96     1.79
    38       3.22     3.03     2.61     2.42     2.01     1.84
    39       3.27     3.08     2.66     2.47     2.06     1.88
    40       3.33     3.12     2.71     2.51     2.11     1.93
    41       3.38     3.17     2.77     2.56     2.17     1.97
    42       3.44     3.22     2.83     2.61     2.22     2.02
    43       3.50     3.28     2.89     2.67     2.28     2.07
    44       3.56     3.33     2.95     2.72     2.34     2.13
    45       3.63     3.50     3.02     2.88     2.41     2.28
    46       3.70     3.56     3.08     2.94     2.48     2.34
    47       3.77     3.63     3.16     3.01     2.54     2.40
    48       3.84     3.69     3.23     3.07     2.62     2.46
    49       3.92     3.76     3.31     3.14     2.69     2.53

ENHANCED INCREASING LIFE INCOME - 10-YEARS CERTAIN

                  1%                2%                3%
 PAYEE'S    --------------   ---------------   ---------------
   AGE       MALE   FEMALE    MALE    FEMALE    MALE    FEMALE
---------   -----   ------   ------   ------   ------   ------
    50       4.00     3.83     3.39     3.21     2.77     2.60
    51       4.08     3.91     3.47     3.29     2.85     2.67
    52       4.17     3.98     3.56     3.37     2.94     2.75
    53       4.26     4.07     3.65     3.45     3.03     2.83
    54       4.36     4.15     3.75     3.53     3.12     2.91
    55       4.46     4.24     3.84     3.62     3.22     3.00
    56       4.56     4.33     3.95     3.72     3.32     3.09
    57       4.67     4.43     4.06     3.81     3.43     3.19
    58       4.78     4.53     4.17     3.92     3.54     3.29
    59       4.90     4.64     4.29     4.02     3.66     3.40
    60       5.02     4.75     4.41     4.14     3.78     3.51
    61       5.15     4.87     4.54     4.25     3.91     3.62
    62       5.29     4.99     4.68     4.38     4.05     3.75
    63       5.43     5.12     4.82     4.51     4.19     3.88
    64       5.59     5.26     4.98     4.64     4.34     4.01
    65       5.74     5.40     5.13     4.79     4.50     4.16
    66       5.90     5.55     5.29     4.94     4.66     4.30
    67       6.07     5.71     5.46     5.10     4.82     4.46
    68       6.24     5.87     5.63     5.26     5.00     4.63
    69       6.42     6.05     5.82     5.44     5.18     4.80
    70       6.62     6.24     6.02     5.63     5.38     4.99
    71       6.74     6.34     6.14     5.74     5.51     5.11
    72       6.87     6.46     6.27     5.86     5.65     5.23
    73       7.00     6.58     6.41     5.98     5.78     5.36
    74       7.13     6.70     6.55     6.11     5.93     5.49
    75       7.28     6.84     6.69     6.25     6.08     5.63
    76       7.42     6.98     6.85     6.40     6.24     5.78
    77       7.57     7.13     7.00     6.55     6.40     5.94
    78       7.73     7.28     7.16     6.71     6.56     6.11
    79       7.89     7.45     7.33     6.88     6.73     6.28
    80       8.05     7.62     7.49     7.05     6.90     6.46
    81       8.21     7.79     7.66     7.24     7.08     6.65
    82       8.37     7.97     7.83     7.42     7.26     6.84
    83       8.54     8.16     8.00     7.61     7.43     7.04
    84       8.71     8.35     8.18     7.81     7.61     7.24
    85       8.87     8.54     8.35     8.01     7.79     7.44
    86       9.03     8.73     8.51     8.20     7.96     7.65
    87       9.19     8.92     8.68     8.40     8.13     7.85
    88       9.34     9.10     8.83     8.59     8.30     8.04
    89       9.48     9.28     8.99     8.77     8.46     8.23
90 & over    9.62     9.45     9.13     8.95     8.61     8.42

TERMINATION                      This Rider will terminate upon the earliest of:

                                 1. The date the Policy terminates for reasons other than the death of the Insured;

                                 2.   The date the Eligible Proceeds are
                                      decreased to less than the Minimum GSIB
                                      Amount shown on the Policy Specifications page or the Policy Specifications for Policy Change page; and

                                 3.   The monthly anniversary on or next
                                      following our receipt of your request In
                                      Writing to terminate this Rider.

The Issue Date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        /s/ Gwenn L. Carr
                                        ----------------------------------------
                                        Secretary

                    GUARANTEED SURVIVOR INCOME BENEFIT RIDER

                       Metropolitan Life Insurance Company

Subject to the conditions below, the Owner of this Policy can choose one or more Enhanced Payment Options for each Beneficiary, who is not an assignee, prior to the death of the Insured. If no Enhanced Payment Option has been chosen by the Owner, each Beneficiary of the Policy, who is not an assignee, can apply all or part of the Eligible Proceeds received upon the Insured's death to one or more Enhanced Payment Options (called "Enhanced Options") as described and limited below. This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

DEFINITIONS                      ELIGIBLE PROCEEDS. Eligible Proceeds equal: the
                                 portion of the Policy Proceeds for the Policy
                                 without any riders payable to a Beneficiary at
                                 the death of the Policy Insured, plus the
                                 portion of any proceeds provided by any rider
                                 attached to the Policy that states the proceeds
                                 are included in the Eligible Proceeds for this
                                 rider; less the Ineligible Proceeds. Ineligible
                                 Proceeds equal the total of all proceeds from
                                 policy changes that are ineligible for this
                                 benefit. Such proceeds will be stated on the
                                 Policy Specifications page for Policy Change.
                                 The Eligible Proceeds that can be applied to an
                                 Enhanced Option are subject to the Conditions
                                 below.

                                 ELIGIBLE DEATH BENEFITS. Eligible Death
                                 Benefits are used to calculate the cost of this Rider. Eligible Death Benefits are defined as follows:

                                 1. Each portion of the Death Benefit of the Policy that is part of the Eligible
                                      Proceeds as of the date the Monthly Cost of Rider for this Rider is calculated.

                                 2.   The amount of benefit provided by any
                                      riders attached to the Policy that are
                                      part of the Eligible Proceeds as of the
                                      date the Monthly Cost of Rider for this
                                      Rider is calculated.

                                 OPTION DATE. The Option Date is the effective date of the Enhanced Option.

MONTHLY COST OF RIDER            The Monthly Cost of Rider for the following
                                 month is charged as part of the Monthly
                                 Deduction. The Monthly Cost of Rider is the
                                 total of: each portion of Eligible Death
                                 Benefit as described above; divided by $1,000;
                                 times the Monthly Cost of Rider Rate shown on
                                 the Policy Specifications page or Policy
                                 Specifications for Policy Change page for that
                                 portion of Eligible Death Benefit.

                                 The Monthly Cost of Rider will be determined based on each portion of Eligible Death Benefit in the order specified on the Policy
                                 Specifications page, up to the Maximum Applied
                                 Proceeds shown on the rider Policy
                                 Specifications page or the Policy
                                 Specifications for Policy Change page. We reserve the right to charge a lower Monthly
                                 Cost of Rider.

CONDITIONS                       All or part of each Beneficiary's Eligible
                                 Proceeds can be applied to one or more Enhanced
                                 Options, subject to the following:

                                 1.   Total proceeds applied to the Enhanced
                                      Options upon the death of the Insured of the Policy cannot exceed the Maximum
                                      Applied Proceeds. If there is more than
                                      one Beneficiary under the Policy and the Policy Proceeds of the Policy are greater than the Maximum Applied Proceeds, each Beneficiary can only apply a pro-rated portion of his/her share to one or more
                                      Enhanced Options. The pro-rated share will be based on the same ratios under which the proceeds of the Policy were payable.

                                 2.   We must receive the choice of an Enhanced
                                      Option from the Beneficiary In Writing
                                      within the later of: 60 days from the date we send the Beneficiary the notification described in this Rider; and nine months from the date of death of the Insured.

                                 3.   Once payments begin under this Rider,
                                      future payments cannot be assigned and the Enhanced Options chosen cannot be changed.

                                 4.   If the Beneficiary is a corporation, a
                                      partnership, a fiduciary, or any other
                                      legal entity other than a natural person, the Rider and Rider charges will continue but the only Enhanced Option to be available will be the 10 Years Certain
                                      Option. However, if the Beneficiary is a trust with one natural person as Beneficiary, all Enhanced Options are available to be chosen.

                                 When an Enhanced Option starts, a contract will be issued by us or an affiliate designated by us that will describe the terms of the Option.

DEATH OF BENEFICIARY             Amounts to be paid after the death of a
                                 Beneficiary under an Enhanced Option will be
                                 paid as due to that Beneficiary's successor
                                 Beneficiary. If there is no successor
                                 Beneficiary, amounts will be paid in one sum to
                                 the estate of the last Beneficiary to die. If a
                                 Beneficiary dies within 30 days after the
                                 Option Date, the amount applied to the Enhanced
                                 Option, less any payments made, will be paid in
                                 one sum.

NOTIFICATION                     We will send each Beneficiary a notification of
                                 his/her rights under this Rider at the time the
                                 Policy Proceeds become payable.

ENHANCED LIFE INCOME OPTIONS     Enhanced Life Income Options are based on the
                                 age of the Beneficiary on the Option Date. We
                                 will require proof of age. The Enhanced Life
                                 Income payments will be based on: the rates
                                 shown in the Tables below; or, if greater, 105%
                                 of our Payment Option rates on the Option Date.
                                 If the rates at a given age are the same for
                                 different periods certain, the longest period
                                 certain will be deemed to have been chosen.

ENHANCED 10 YEARS CERTAIN        Equal monthly payments will be made that will
                                 include both principal and interest. Payments
                                 will start on the Option Date and will continue
                                 for 10 years. The guaranteed monthly payment
                                 per $1,000 of proceeds will be the greater of:
                                 $9.83; and 105% of the 10 Years Certain Payment
                                 Option rates on the Option Date.

ENHANCED LIFE INCOME             Equal monthly payments will start on the Option
                                 Date and will continue:

                                 1. During the life of the Beneficiary, with no payment after the death of the Beneficiary, called "Enhanced Life Income,
                                      No Refund"; or

                                 2.   During the life of the Beneficiary, but
                                      for at least 10 years, called "Enhanced
                                      Life Income, 10 Years Certain"; or

                                 3.   During the life of the Beneficiary, but
                                      for at least 15 years, called "Enhanced
                                      Life Income, 15 Years Certain"; or

                                 4.   During the life of the Beneficiary, but
                                      for at least 20 years, called "Enhanced
                                      Life Income, 20 Years Certain."


ENHANCED INCREASING LIFE         Increasing monthly payments will start on the
INCOME                           Option Date and will continue during the life
                                 of the Beneficiary, with no payment after the
                                 death of the Beneficiary. Payments will
                                 increase at:

                                 1.   1% per year, called "1% Enhanced
                                      Increasing Life Income"; or

                                 2.   2% per year, called "2% Enhanced
                                      Increasing Life Income"; or

                                 3.   3% per year, called "3% Enhanced
                                      Increasing Life Income".

ENHANCED INCREASING LIFE         Increasing monthly payments will start on the
INCOME - 10 YEARS CERTAIN        Option Date and will continue during the life
                                 of the Beneficiary, but for at least 10 years.
                                 Payments will increase at:

                                 1.   1% per year, called "1% Enhanced
                                      Increasing Life Income, 10 Years Certain";
                                      or

                                 2.   2% per year, called "2% Enhanced
                                      Increasing Life Income, 10 Years Certain";
                                      or

                                 3.   3% per year, called "3% Enhanced
                                      Increasing Life Income, 10 Years Certain".

OTHER FREQUENCIES AND ENHANCED   Other Enhanced Payment Options and payment
OPTIONS                          frequencies may be available upon request. We
                                 reserve the right to substitute comparable
                                 Enhanced Payment Options for those shown below
                                 if there are regulatory changes that would
                                 cause unfavorable tax treatment.

MINIMUM PAYMENTS UNDER           Guaranteed monthly payments for each $ 1,000
ENHANCED PAYMENT OPTIONS         applied will not be less than the amounts shown
                                 in the following Tables. On request, we will
                                 provide additional information about amounts of
                                 minimum payments.

ENHANCED LIFE INCOME

PAYEE'S    NO REFUND   10 YEAR CERTAIN   15 YEAR CERTAIN   20 YEAR CERTAIN
  AGE        UNISEX         UNISEX            UNISEX            UNISEX
-------    ---------   ---------------   ---------------   ---------------
    0         2.77           2.77              2.77              2.77
    1         2.79           2.79              2.79              2.79
    2         2.80           2.80              2.80              2.80
    3         2.82           2.82              2.82              2.82
    4         2.84           2.83              2.83              2.83
    5         2.85           2.85              2.85              2.85
    6         2.87           2.87              2.87              2.86
    7         2.89           2.88              2.88              2.88
    8         2.90           2.90              2.90              2.90
    9         2.92           2.91              2.91              2.91
   10         2.93           2.93              2.93              2.93
   11         2.95           2.95              2.95              2.95
   12         2.97           2.97              2.97              2.97
   13         2.99           2.99              2.99              2.99
   14         3.01           3.01              3.01              3.01
   15         3.03           3.03              3.03              3.03
   16         3.05           3.05              3.05              3.05
   17         3.08           3.07              3.07              3.07
   18         3.10           3.10              3.10              3.09
   19         3.12           3.12              3.12              3.12
   20         3.15           3.15              3.14              3.14
   21         3.17           3.17              3.17              3.17
   22         3.20           3.20              3.19              3.19
   23         3.22           3.22              3.22              3.22
   24         3.25           3.25              3.25              3.25
   25         3.28           3.28              3.28              3.27
   26         3.31           3.31              3.30              3.30
   27         3.34           3.34              3.33              3.33
   28         3.37           3.37              3.36              3.36
   29         3.40           3.40              3.40              3.39
   30         3.43           3.43              3.43              3.43
   31         3.47           3.47              3.46              3.46
   32         3.50           3.50              3.50              3.49
   33         3.54           3.54              3.53              3.53
   34         3.58           3.57              3.57              3.57
   35         3.62           3.61              3.61              3.61
   36         3.66           3.65              3.65              3.65
   37         3.70           3.70              3.69              3.69
   38         3.74           3.74              3.74              3.73
   39         3.79           3.78              3.78              3.77
   40         3.84           3.83              3.83              3.82
   41         3.88           3.88              3.88              3.87
   42         3.94           3.93              3.93              3.92
   43         3.99           3.98              3.98              3.97
   44         4.04           4.04              4.03              4.02
   45         4.20           4.20              4.19              4.18
   46         4.26           4.26              4.25              4.23
   47         4.33           4.32              4.31              4.29
   48         4.40           4.39              4.38              4.36
   49         4.47           4.46              4.44              4.42

ENHANCED LIFE INCOME

 PAYEE'S    NO REFUND   10 YEAR CERTAIN   15 YEAR CERTAIN   20 YEAR CERTAIN
   AGE        UNISEX         UNISEX            UNISEX            UNISEX
---------   ---------   ---------------   ---------------   ---------------
    50         4.54           4.53              4.51              4.49
    51         4.62           4.60              4.59              4.56
    52         4.70           4.68              4.66              4.64
    53         4.78           4.76              4.74              4.71
    54         4.87           4.85              4.83              4.79
    55         4.96           4.94              4.91              4.88
    56         5.06           5.03              5.00              4.96
    57         5.16           5.13              5.10              5.05
    58         5.27           5.23              5.20              5.15
    59         5.38           5.34              5.30              5.24
    60         5.49           5.46              5.41              5.34
    61         5.62           5.57              5.52              5.45
    62         5.75           5.70              5.64              5.56
    63         5.89           5.83              5.76              5.67
    64         6.03           5.97              5.89              5.79
    65         6.19           6.11              6.03              5.91
    66         6.35           6.26              6.16              6.03
    67         6.52           6.42              6.31              6.16
    68         6.70           6.59              6.46              6.29
    69         6.89           6.76              6.62              6.43
    70         7.09           6.95              6.78              6.57
    71         7.22           7.06              6.87              6.63
    72         7.36           7.17              6.95              6.69
    73         7.50           7.28              7.04              6.74
    74         7.65           7.41              7.13              6.80
    75         7.82           7.54              7.23              6.85
    76         8.00           7.67              7.32              6.91
    77         8.20           7.82              7.41              6.95
    78         8.41           7.97              7.51              7.00
    79         8.64           8.12              7.60              7.04
    80         8.89           8.28              7.70              7.08
    81         9.15           8.45              7.79              7.12
    82         9.44           8.62              7.87              7.15
    83         9.76           8.80              7.96              7.18
    84        10.10           8.98              8.03              7.20
    85        10.46           9.15              8.11              7.22
    86        10.86           9.33              8.17              7.24
    87        11.29           9.51              8.23              7.26
    88        11.76           9.68              8.29              7.27
    89        12.26           9.84              8.34              7.28
90 & over     12.81           9.99              8.38              7.29

ENHANCED INCREASING LIFE INCOME

 PAYEE'S        1%             2%                3%
   AGE        UNISEX         UNISEX            UNISEX
---------   ---------   ---------------   ---------------
     0         2.08           1.48              0.99
     1         2.09           1.49              1.00
     2         2.10           1.50              1.01
     3         2.11           1.51              1.02
     4         2.12           1.52              1.03
     5         2.14           1.53              1.04
     6         2.16           1.54              1.05
     7         2.18           1.55              1.06
     8         2.19           1.57              1.07
     9         2.21           1.59              1.08
    10         2.23           1.61              1.10
    11         2.25           1.63              1.11
    12         2.27           1.65              1.12
    13         2.29           1.67              1.14
    14         2.31           1.69              1.15
    15         2.33           1.71              1.16
    16         2.36           1.74              1.18
    17         2.38           1.76              1.20
    18         2.40           1.79              1.22
    19         2.43           1.81              1.25
    20         2.45           1.84              1.27
    21         2.48           1.86              1.30
    22         2.51           1.89              1.32
    23         2.53           1.92              1.35
    24         2.56           1.95              1.38
    25         2.59           1.98              1.40
    26         2.62           2.01              1.43
    27         2.65           2.04              1.46
    28         2.69           2.07              1.50
    29         2.72           2.11              1.53
    30         2.75           2.14              1.56
    31         2.79           2.18              1.60
    32         2.82           2.21              1.63
    33         2.86           2.25              1.67
    34         2.90           2.29              1.71
    35         2.94           2.33              1.74
    36         2.98           2.37              1.79
    37         3.03           2.42              1.83
    38         3.07           2.46              1.87
    39         3.12           2.51              1.92
    40         3.17           2.56              1.96
    41         3.22           2.61              2.01
    42         3.27           2.66              2.06
    43         3.32           2.71              2.12
    44         3.38           2.77              2.17
    45         3.53           2.91              2.30
    46         3.59           2.98              2.37
    47         3.66           3.04              2.43
    48         3.73           3.11              2.50
    49         3.80           3.18              2.57

ENHANCED INCREASING LIFE INCOME

 PAYEE'S        1%             2%                3%
 AGE          UNISEX         UNISEX            UNISEX
---------   ---------   ---------------   ---------------
    50         3.87           3.26              2.64
    51         3.95           3.33              2.72
    52         4.03           3.41              2.79
    53         4.12           3.50              2.88
    54         4.21           3.59              2.96
    55         4.30           3.68              3.06
    56         4.40           3.78              3.15
    57         4.50           3.88              3.25
    58         4.61           3.99              3.36
    59         4.72           4.10              3.47
    60         4.84           4.22              3.58
    61         4.96           4.34              3.71
    62         5.09           4.47              3.83
    63         5.23           4.61              3.97
    64         5.38           4.76              4.11
    65         5.53           4.91              4.27
    66         5.69           5.07              4.42
    67         5.86           5.24              4.59
    68         6.04           5.42              4.77
    69         6.24           5.61              4.96
    70         6.44           5.82              5.16
    71         6.57           5.95              5.30
    72         6.71           6.09              5.44
    73         6.86           6.24              5.59
    74         7.01           6.40              5.75
    75         7.18           6.57              5.92
    76         7.37           6.76              6.11
    77         7.57           6.95              6.31
    78         7.78           7.17              6.53
    79         8.01           7.40              6.76
    80         8.26           7.65              7.01
    81         8.53           7.92              7.28
    82         8.82           8.21              7.57
    83         9.13           8.53              7.88
    84         9.47           8.87              8.22
    85         9.84           9.24              8.59
    86        10.24           9.63              8.98
    87        10.67          10.06              9.41
    88        11.14          10.53              9.88
    89        11.64          11.03             10.38
90 & over     12.19          11.57             10.92

ENHANCED INCREASING LIFE INCOME - 10-YEARS CERTAIN

 PAYEE'S        1%             2%                3%
   AGE        UNISEX         UNISEX            UNISEX
---------   ---------   ---------------   ---------------
     0         2.08           1.48              0.99
     1         2.09           1.49              1.00
     2         2.10           1.50              1.01
     3         2.11           1.51              1.02
     4         2.12           1.52              1.03
     5         2.14           1.53              1.04
     6         2.16           1.54              1.05
     7         2.18           1.55              1.06
     8         2.19           1.57              1.07
     9         2.21           1.59              1.08
    10         2.23           1.61              1.10
    11         2.25           1.63              1.11
    12         2.27           1.65              1.12
    13         2.29           1.67              1.14
    14         2.31           1.69              1.15
    15         2.33           1.71              1.16
    16         2.35           1.74              1.18
    17         2.38           1.76              1.20
    18         2.40           1.79              1.22
    19         2.43           1.81              1.25
    20         2.45           1.84              1.27
    21         2.48           1.86              1.29
    22         2.51           1.89              1.32
    23         2.53           1.92              1.35
    24         2.56           1.95              1.38
    25         2.59           1.98              1.40
    26         2.62           2.01              1.43
    27         2.65           2.04              1.46
    28         2.68           2.07              1.49
    29         2.72           2.10              1.53
    30         2.75           2.14              1.56
    31         2.79           2.17              1.59
    32         2.82           2.21              1.63
    33         2.86           2.25              1.67
    34         2.90           2.29              1.70
    35         2.94           2.33              1.74
    36         2.98           2.37              1.78
    37         3.02           2.41              1.83
    38         3.07           2.46              1.87
    39         3.12           2.51              1.92
    40         3.16           2.55              1.96
    41         3.21           2.60              2.01
    42         3.27           2.66              2.06
    43         3.32           2.71              2.12
    44         3.38           2.77              2.17
    45         3.53           2.91              2.30
    46         3.59           2.97              2.36
    47         3.65           3.04              2.43
    48         3.72           3.11              2.49
    49         3.79           3.18              2.56

ENHANCED INCREASING LIFE INCOME - 10-YEARS CERTAIN

 PAYEE'S        1%             2%                3%
   AGE        UNISEX         UNISEX            UNISEX
---------   ---------   ---------------   ---------------
    50         3.87           3.25              2.63
    51         3.94           3.33              2.71
    52         4.02           3.41              2.79
    53         4.11           3.49              2.87
    54         4.19           3.58              2.96
    55         4.28           3.67              3.05
    56         4.38           3.76              3.14
    57         4.48           3.86              3.24
    58         4.58           3.97              3.34
    59         4.69           4.08              3.45
    60         4.81           4.19              3.56
    61         4.93           4.31              3.68
    62         5.05           4.44              3.81
    63         5.18           4.57              3.94
    64         5.32           4.71              4.08
    65         5.47           4.86              4.22
    66         5.62           5.01              4.37
    67         5.78           5.17              4.53
    68         5.95           5.34              4.70
    69         6.12           5.51              4.88
    70         6.31           5.70              5.07
    71         6.43           5.82              5.19
    72         6.54           5.94              5.31
    73         6.66           6.07              5.44
    74         6.79           6.20              5.58
    75         6.93           6.34              5.72
    76         7.07           6.49              5.88
    77         7.22           6.64              6.03
    78         7.37           6.80              6.20
    79         7.54           6.97              6.37
    80         7.71           7.14              6.55
    81         7.88           7.32              6.74
    82         8.06           7.51              6.93
    83         8.24           7.70              7.12
    84         8.42           7.89              7.32
    85         8.61           8.08              7.51
    86         8.79           8.27              7.71
    87         8.97           8.46              7.91
    88         9.15           8.64              8.10
    89         9.32           8.82              8.28
90 & over      9.48           8.99              8.46

TERMINATION                      This Rider will terminate upon the earliest of:

                                 1. The date the Policy terminates for reasons other than the death of the Insured;

                                 2.   The date the Eligible Proceeds are
                                      decreased to less than the Minimum GSIB
                                      Amount shown on the Policy Specifications page or the Policy Specifications for Policy Change page; and

                                 3.   The monthly anniversary on or next
                                      following our receipt of your request In
                                      Writing to terminate this Rider.

The Issue Date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        /s/ Gwenn L. Carr
                                        ----------------------------------------
                                        Secretary

             OPTIONS TO PURCHASE ADDITIONAL INSURANCE COVERAGE RIDER

                       Metropolitan Life Insurance Company

This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

PURCHASE OF ADDITIONAL LIFE      Additional life insurance on the Insured can be
INSURANCE COVERAGE               purchased without proof of insurability on each
                                 Purchase Option Date shown on the Rider
                                 Specifications for Options to Purchase
                                 Additional Insurance Coverage Rider (called
                                 "Rider Specifications"). You will choose
                                 whether the additional insurance is provided in
                                 the form of: an increase in Face Amount for the
                                 Policy, unless a benefit is being paid under a
                                 waiver rider that is a part of the Policy; or a
                                 new policy. See Increase in Face Amount and The
                                 New Policy provisions below for details.
                                 Application for the additional insurance must
                                 be In Writing, signed by you and by the Insured
                                 and received by us at our Designated Office
                                 within 60 days of the Purchase Option Date.

MINIMUM OPTION AMOUNT            The Minimum Option Amount is shown on the Rider
                                 Specifications page.

MAXIMUM OPTION AMOUNT            The Maximum Option Amount is the maximum amount
                                 of additional life insurance that can be
                                 purchased on each Purchase Option Date subject
                                 to the Maximum Total Option Amount below. The
                                 Maximum Option Amount is shown on the Rider
                                 Specifications page. You may purchase less than
                                 the Maximum Option Amount on any Purchase
                                 Option Date. Any portion of the Maximum Option
                                 Amount not purchased within 60 days of a
                                 Purchase Option Date will be forfeited.

MAXIMUM TOTAL OPTION AMOUNT      The Maximum Total Option Amount is the lesser of:

                                 1. The number of Purchase Option Dates shown on the Rider Specifications page times the Maximum Option Amount shown on the Rider
                                      Specifications page; and

                                 2.   $[1,000,000].

PURCHASE OPTION DATES            The Purchase Option Dates are shown on the
                                 Rider Specifications page.

ADVANCEMENT OF PURCHASE OPTION   After the second rider year, you can elect to
DATES                            advance the next available Purchase Option Date
                                 to the date on which any of the following
                                 qualifying events occurs:

                                 1.   A child is born alive to the Insured;

                                 2. A child under 21 is legally adopted by the Insured;

                                 3. A home or other real estate is purchased by the Insured;

                                 4.   The Insured marries;

                                 5.   The Insured divorces; or

                                 6.   The Insured's spouse dies.

                                 Your election to advance the Purchase Option
                                 Date must be made within 60 days after the qualifying event occurs, We may require proof of the qualifying event In Writing.

INCREASE IN FACE AMOUNT          The increase will take effect on the Purchase
                                 Option Date subject to the Change in Face
                                 Amount provision of the Policy, except that
                                 proof of insurability will not be required. The
                                 underwriting class for the increase in Face
                                 Amount will be based on the Risk Classification
                                 Basis for Purchase Options shown on the Rider
                                 Specifications page.

                                 The Contestable and Suicide periods of each increase issued under this Rider will be measured from the Issue Date of this Rider.

                                 An increase In Face Amount will not be allowed if a benefit is being paid under a waiver rider that is a part of the Policy.

THE NEW POLICY                   The new policy will be issued:

                                 1.   With the same Insured as this Rider;

                                 2.   With the same underwriting class as the
                                      Risk Classification Basis for Purchase
                                      Options shown on the Rider Specifications page, or the class we determine is the closest to it if that class is not offered on the new policy;

                                 3. Subject to any assignments and limitations to which this Rider is subject;

                                 4.   By us or by an affiliate designated by us;

                                 5.   On a plan agreed to by the issuing
                                      company, to the extent available for sale by us on the date the option is exercised and subject to any limitations under Federal income tax and other applicable rules;

                                 6. At the then current age of the Insured as calculated for that plan of insurance by the issuing company;

                                 7.   On a policy form and at rates in use by
                                      the issuing company on the policy date of the new policy; and

                                 8. With a policy date and issue date the same as the Purchase Option Date. The new policy will take effect as of the Purchase
                                      Option Date if the Insured is living when the new policy is issued. The new policy will be issued no later than 60 days after the Purchase Option Date.

                                 The contestable and suicide periods of each new policy issued under this Rider will be measured from the Issue Date of this Rider. Riders can be attached to a new policy only with our consent.

MONTHLY COST OF INSURANCE        The Monthly Cost of Insurance Rate for this
RATES                            Rider is based on the Insured's Rider issue
                                 age, Rider risk classification and sex. Monthly
                                 Cost of Insurance Rates will be determined by
                                 us based on our expectations as to future
                                 mortality, tax, interest earnings, expense and
                                 persistency experience. We will not adjust such
                                 rates as a means of recovering prior losses nor
                                 as a means of distributing prior profits. These
                                 rates will not exceed those shown in the Table
                                 of Guaranteed Maximum Monthly Cost of Insurance
                                 Rates per $1,000 on the attached Rider
                                 Specifications page.

TERMINATION                      This Rider will terminate on the earliest of:

                                 1.   The date the Policy lapses;

                                 2.   The date the Policy terminates;

                                 3.   The date the last Option is exercised;

                                 4. When the total amount of coverage issued under this Rider equals the Maximum Total
                                      Option Amount;

                                 5.   60 days after the final Purchase Option
                                      Date; and

                                 6.   The monthly anniversary on or next
                                      following our receipt of your request In
                                      Writing to terminate this Rider.

The Issue Date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        /s/ Gwenn L. Carr
                                        ----------------------------------------
                                        Secretary

RIDER SPECIFICATIONS FOR OPTION TO PURCHASE ADDITIONAL INSURANCE COVERAGE RIDER

INSURED:                                          [JOHN DOE]
POLICY NUMBER:                                    [SPECIMEN]
AGE:                                              [35]
MINIMUM OPTION AMOUNT:                            [$10,000]
MAXIMUM OPTION AMOUNT:                            [$100,000]
RISK CLASSIFICATION BASIS FOR PURCHASE OPTIONS:   [STANDARD]
PURCHASE OPTION DATES:                            [11/1/2011]
                                                  [11/1/2016]
                                                  [11/1/2021]

     TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1,000

ATTAINED
   AGE      RATE
--------   -----
  [35      0.104
   36      0.104
   37      0.104
   38      0.104
   39      0.104
   40      0.104
   41      0.104
   42      0.104
   43      0.104
   44      0.104
   45      0.104
   46      0.104
   47      0.104
   48      0.104
   49      0.104]

These rates are for the Options to Purchase Additional Insurance Coverage Rider as of the Issue Date. They are based on the Basis of Computation of Minimum Cash Values table shown on the Policy Specifications page or Policy Specifications for Policy Change page.

                            OVERLOAN PROTECTION RIDER

                       Metropolitan Life Insurance Company

This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made a part of this Rider.

OVERLOAN PROTECTION BENEFIT      When the Overloan Protection Benefit is active,
                                 the Policy will not lapse. The Death Benefit
                                 will be reduced by the Policy Loan Balance.

ACTIVATION OF THIS BENEFIT       While this Rider is in force, we will send you
                                 a notification that you can choose to activate
                                 the Overloan Protection Benefit if the
                                 following conditions have been met:

                                 1.   The Policy has been in force for at least
                                      15 policy years;

                                 2.   The Insured is at least Attained Age 75
                                      (if this Rider is attached to a
                                      survivorship policy, the younger Insured must be at least Age 75),

                                 3.   The Policy Loan Balance is greater than
                                      both:

                                      a.  The Face Amount of the Policy; and

                                      b.  The Cash Value times the Minimum
                                          Percentage shown on the Rider
                                          Specifications page; and

                                 4.   On the date we receive your request In
                                      Writing to activate this Rider, the Policy
                                      Loan Balance is less than or equal to the Maximum Percentage shown on the Rider
                                      Specifications page times: the Cash Value less the surrender charge and the Rider
                                      Charge;

                                 5. The aggregate amount of premiums paid for the Policy, less the aggregate amount received under the Policy to the extent that such amount was excludable from gross income, have been withdrawn;

                                 6. The Death Benefit Option in effect on the date we receive your request In Writing to activate this Rider must be Option A;

                                 7. The Cash Value less the Surrender Charge must be sufficient to cover the Rider
                                      Charge described below; and

                                 8.   The Policy is not a Modified Endowment
                                      Contract as defined in Section 7702A of
                                      the Internal Revenue Code of 1986, and the exercise of the Rider would not cause the Policy to become a Modified Endowment
                                      Contract.

                                 If you want to activate this Rider, you must make a request In Writing within 30 days after we mail the notification.

EFFECT ON THE POLICY             Activating the Overloan Protection Benefit will
                                 have the following effects on the Policy:

                                 1. The Cash Value in the Investment Divisions will immediately be transferred to the Fixed Account, with no Transfer Processing
                                      Charge;

                                 2. Transfers from the Fixed Account will not be allowed;

                                 3.   Policy changes will not be allowed;

                                 4.   Premium payments will not be accepted;

                                 5.   New loans (other than capitalized
                                      interest), partial withdrawals and
                                      surrenders will not be allowed;

                                 6.   No further Monthly Deductions will be
                                      taken;

                                 7.   All other riders that are a part of the
                                      Policy will be terminated, and new riders cannot be added to the Policy.

RIDER CHARGE                     There is no charge for this Rider before you
                                 activate it. A one-time non-refundable charge
                                 will be deducted from the Cash Value when this
                                 Rider is activated prior to Attained Age 100.
                                 The charge equals: the Cash Value on the date
                                 we receive your request In Writing to activate
                                 this Rider; times the Overloan Protection Rate
                                 shown on the Rider Specifications page.

DEACTIVATION OF THIS BENEFIT     You can deactivate this Rider by making a
                                 request In Writing. On the date we receive your
                                 request In Writing, any riders that were
                                 terminated will remain terminated, and no new
                                 riders can be added to the Policy. Any other
                                 changes that were made to the Policy as a
                                 result of activating this Rider will no longer
                                 apply. Monthly Deductions will be taken on each
                                 monthly anniversary following the date of
                                 deactivation.

                                 You can subsequently request activation of this Rider. Activation is subject to the conditions listed in the "Activation of this Benefit" provision.

TERMINATION                      This Rider will terminate upon the earlier of:

                                 1.   The termination of the Policy; and

                                 2.   The monthly anniversary on or next
                                      following our receipt of your request In
                                      Writing to terminate this Rider.

The Issue Date of this Rider and Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        /s/ Gwenn L. Carr
                                        ----------------------------------------
                                        Secretary

               RIDER SPECIFICATIONS FOR OVERLOAN PROTECTION RIDER

INSURED:                    [JOHN DOE]
POLICY NUMBER:              [SPECIMEN]
RISK CLASSIFICATION:        [STANDARD SMOKER]
MINIMUM PERCENTAGE:         [95.00%]
MAXIMUM PERCENTAGE:         [99.50%]
OVERLOAN PROTECTION RATE:   [3.50%]

                        WAIVER OF MONTHLY DEDUCTION RIDER

                       Metropolitan Life Insurance Company

THE PERIOD OF INCONTESTABILITY FOR THIS RIDER IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER (SEE THE INCONTESTABILITY PROVISION BELOW).

This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

WAIVER OF MONTHLY DEDUCTION      We will waive the Monthly Deductions for the
BENEFIT                          Policy if:

                                 1. You furnish us with proof In Writing that the Insured is totally disabled, as defined in this Rider;

                                 2. The Insured becomes disabled after age 5 and before age 65;

                                 3.   Disability has continued without
                                      interruption for at least six months; and

                                 4.   This Rider is in force.

                                 Monthly Deductions for the Policy will be waived as follows:

                                 DISABILITY STARTING BEFORE AGE 60. If the
                                 Insured's disability begins before age 60, we will waive Monthly Deductions that were due during the six months of uninterrupted disability. After that, we will continue to waive Monthly Deductions. However, the Insured must continue to be totally disabled.

                                 DISABILITY STARTING BETWEEN AGES 60 AND 65. If the Insured's disability begins on or after age
                                 60 but before age 65, we will waive Monthly
                                 Deductions that were due during the six months of uninterrupted disability. We will continue to waive Monthly Deductions after that, but no later than age 65. However, the Insured must continue to be totally disabled.

DEFINITION OF AGE 5, AGE 60,     "Age 5," "Age 60," and "Age 65" begin on the
AND AGE 65                       policy anniversary nearest the Insured's 5th,
                                 60th, and 65th birthdays, respectively.

INCREASE IN WAIVER COVERAGE      Coverage under this Rider can be increased,
                                 subject to our underwriting rules, if the Face
                                 Amount of the Policy is increased and if the
                                 Insured is not totally disabled. The increase
                                 in waiver coverage is subject to:

                                 1.   The terms for a Requested Increase as
                                      stated in the Change in Face Amount
                                      provision of the Policy;

                                 2. Our limits for Waiver of Monthly Deduction benefits; and

                                 3.   An increase in the Cost of Rider.

                                 Application to increase the Face Amount of the Policy will also be deemed to be application to increase waiver coverage under this Rider, unless otherwise stated.

MONTHLY COST OF RIDER            The Monthly Cost of Rider for the following
                                 month is charged as part of the Monthly
                                 Deduction. The Monthly Cost of Rider is
                                 calculated as (1) times (2) where:

                                 (1)  Is the Monthly Cost of Rider Rate for this
                                      Rider; and

                                 (2) Is the Monthly Deduction for the Policy, not including the cost of this Rider, divided by 100.

                                 The Monthly Cost of Rider Rate for this benefit is based on the Insured's Attained Age and risk classification. Rates for this Rider will not exceed those shown in the Table of Guaranteed
                                 Maximum Monthly Cost of Rider Rates per $100 on the attached Rider Specifications for Waiver of Monthly Deduction Rider.

TOTAL DISABILITY                 "Total Disability" means the inability of the
                                 Insured to perform the substantial and material
                                 duties of his or her regular occupation. Such
                                 disability must be the result of an accidental
                                 bodily injury or a sickness.

                                 However, after this period of disability has continued for 60 months, the Insured will be deemed to be totally disabled only if he or she is unable to perform the substantial and material duties of any occupation for which he or she is reasonably fitted by education, training or experience.

                                 "Performing substantial and material duties" includes attending school or college as a full time student, if that was the main occupation of the Insured when the disability started.

                                 If after this Rider becomes effective, the Insured suffers the total and irrecoverable loss of:

                                 1.   The sight in both eyes;

                                 2.   The use of both hands or both feet; or

                                 3.   The use of one hand and one foot;

                                 this will be considered total disability as defined in this Rider. Upon such a loss the Insured will still be considered disabled even though working at an occupation.

RECURRENT TOTAL DISABILITY       If, while the Policy and Rider are in force,
                                 the Insured becomes disabled again after having
                                 been totally disabled before, the new
                                 disability will be considered a continuation of
                                 the previous period unless:

                                 1.   It is due to an entirely different cause;
                                      or

                                 2.   The Insured has performed all of the
                                      material and substantial duties of a
                                      gainful occupation for a continuous period of six months or more between such periods of total disability.

EXCLUSION                        No Monthly Deductions will be waived under this
                                 Rider for disability resulting from:

                                 1.   Any bodily injury which occurred or
                                      disease which first manifested itself
                                      before the Issue Date of this Rider if
                                      total disability begins within two years after the Issue Date of the Rider; or

                                 2.   Intentionally self-inflicted injury or
                                      disease.

NOTICE OF CLAIM AND PROOF OF     Before we waive any Monthly Deductions, you
DISABILITY                       must provide:

                                 1.   Notice of claim for this benefit during
                                      the lifetime of the Insured. This notice must be submitted during the continuance of total disability; and

                                 2.   Proof of total disability within six
                                      months after you provide notice of claim.
                                      In no event should this proof be submitted later than the date when any of the following events first occurs:

                                      a.  One year after age 65 of the Insured;

                                      b.  Surrender of the Policy; and

                                      c.  One year from the due date of the
                                          first unpaid Monthly Deduction, except
                                          in the absence of legal capacity.

                                 Failure to give such notice and proof within the time allowed will not void the claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as reasonably possible. In no event will any Monthly Deduction be waived or refunded if its due date was more than one year before you provided notice of the claim.

                                 We will require no further proof of disability and we will automatically waive all further
                                 Monthly Deductions if:

                                 1.   The Insured is totally disabled at age 65;
                                      and

                                 2.   All Monthly Deductions for at least the
                                      five years preceding age 65 have been
                                      waived.

EXAMINATION OF THE INSURED AND   We have the right to have the Insured medically
PROOF OF CONTINUED DISABILITY    examined by our appointed examiner. Such exam
                                 will be at our expense.

                                 We also have the right to require proof of continuance of disability In Writing from the Insured at the following times:

                                 1.   After receipt of notice of claim;

                                 2. At reasonable intervals within two years after we receive proof of total disability; and

                                 3.   Not more than once each year after the
                                      first two years.

                                 We will not waive any further Monthly
                                 Deductions if the Insured refuses to be
                                 medically examined, nor will we waive further
                                 Monthly Deductions if proof of continuance of disability is not furnished when we request it, unless it was not reasonably possible for you to provide proof. However, you must provide proof of continuance of disability as soon as reasonably possible and in no event, except in the absence of legal capacity, later than one year from the time we request it.

INCONTESTABILITY                 We cannot contest this Rider with respect to
                                 material misrepresentations made in the
                                 application after it has been in force during
                                 the lifetime of the Insured, excluding any
                                 period the Insured is totally disabled:

                                 1.   With respect to the original waiver
                                      coverage under this Rider, for two years from the Issue Date of this Rider; and

                                 2.   With respect to each increase in waiver
                                      coverage under this Rider, for two years from the effective date of each increase in Face Amount under the Policy.

GENERAL PROVISIONS               If the Insured becomes totally disabled during
                                 the Grace Period and becomes eligible for the
                                 Waiver of Monthly Deduction Benefit, we will
                                 waive the Monthly Deductions that were due
                                 during the Grace Period.

TERMINATION                      This Rider will terminate on the first of the
                                 following events to occur:

                                 1.   Attained Age 65 of the Insured, except
                                      with respect to payment of any benefits
                                      for total disability occurring before
                                      Attained Age 65;

                                 2.   The date the Policy lapses;

                                 3.   The date the Policy is surrendered;

                                 4.   The date of death of the Insured;

                                 5. The date of an increase in Face Amount of the Policy which does not qualify for an increase in coverage under this Rider;

                                 6.   The date a Waiver of Specified Premium
                                      Rider is added to the Policy to which this Rider is attached; and

                                 7.   The monthly anniversary on or next
                                      following our receipt of your request In
                                      Writing to terminate this Rider.

The Issue Date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        /s/ Gwenn L. Carr
                                        ----------------------------------------
                                        Secretary

           RIDER SPECIFICATIONS FOR WAIVER OF MONTHLY DEDUCTION RIDER

INSURED:         [JOHN DOE]
COVERAGE:        WAIVER OF MONTHLY DEDUCTION AMOUNT RIDER
POLICY NUMBER:   [SPECIMEN]

        TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF RIDER RATES PER $100

ATTAINED
   AGE      RATE
--------   ------
  [35       6.30
   36       6.80
   37       7.10
   38       7.60
   39       8.09
   40       8.51
   41       8.93
   42       9.77
   43      10.23
   44      10.93
   45      11.50
   46      12.00
   47      12.50
   48      13.00
   49      14.00
   50      14.50
   51      15.00
   52      16.28
   53      17.50
   54      18.00
   55      18.50
   56      19.43
   57      19.95
   58      20.33
   59      20.48
   60       6.20
   61       5.50
   62       4.75
   63       4.00
   64       3.00]

These rates are for the Waiver of Deduction Rider as of the Issue Date. They are based on the Basis of Computation of Minimum Cash Values table shown on the Policy Specifications page or Policy Specifications for Policy Change page.

                  TABLE OF MAXIMUM MONTHLY COST OF RIDER RATES
                                     PER $100




INSURED:                       [JOHN DOE]

COVERAGE:                      [WAIVER OF SPECIFIED PREMIUM RIDER]

POLICY NUMBER:                 [16,000,001]




       ATTAINED                                      ATTAINED                                     ATTAINED
         AGE                    RATE                   AGE                   RATE                   AGE                   RATE
         ---                    ----                   ---                   ----                   ---                   ----
          35                  3.000000
          36                  3.250000
          37                  3.250000
          38                  3.250000
          39                  3.250000
          40                  3.250000
          41                  3.250000
          42                  3.250000
          43                  3.400000
          44                  3.600000
          45                  3.800000
          46                  4.000000
          47                  4.250000
          48                  4.500000
          49                  5.000000
          50                  5.250000
          51                  5.500000
          52                  6.000000
          53                  6.500000
          54                  6.750000
          55                  7.000000
          56                  7.000000
          57                  7.250000
          58                  7.000000
          59                  6.250000
          60                  5.250000
          61                  4.750000
          62                  4.000000
          63                  3.250000
          64                  2.000000





1E-3WSP1-04-NY

                      METROPOLITAN LIFE INSURANCE COMPANY

             RIDER: OPTION TO PURCHASE LONG-TERM CARE TYPE COVERAGE

This Rider is a part of the Policy if it is referred to on the specifications page of this Policy.

DATE OF ISSUE/         The Date of Issue/effective date of this Rider is shown
EFFECTIVE DATE         in the Rider Schedule. The Date of Issue is the effective
                       date of this Rider.

COST OF RIDER          The monthly cost of insurance charge for this Rider is
                       guaranteed and shown in the Rider Schedule.

OPTION TO PURCHASE     We agree that Long-term Care Type Coverage on the
LONG-TERM CARE         Insured can be purchased without providing health
TYPE COVERAGE          information. Long-term Care Type Coverage as used in
                       this Rider means nursing home and home care insurance.
                       When the Insured exercises an Option, we will provide
                       this or similar types of coverage that will meet
                       the minimum standards required by: the New York State
                       Insurance Department laws and regulations in effect when
                       the Insured takes delivery of the individual Long-term
                       Care Type Coverage in New York State or the individual
                       Long-term Care Type Coverage is issued for delivery in
                       New York State; or the Insurance Department of the state
                       where the Long-term Care Type Coverage is delivered or
                       issued for delivery. THE POLICY TO BE OFFERED UNDER THIS
                       RIDER WILL NOT QUALIFY FOR THE NEW YORK STATE PARTNERSHIP
                       FOR LONG TERM CARE PROGRAM. All of the policies outlined
                       here are presently considered tax-qualified. We expect to
                       issue tax-qualified policies at time of the option
                       exercise as long as the policies continue to meet:
                       New York Department Regulations if the policy is
                       delivered or issued in New York State; or the state
                       regulations where the policy is delivered or issued.

PURCHASE OF LONG-      The Insured may apply for Long-term Care Type Coverage
TERM CARE TYPE         within 60 days before a Purchase Option Date. The Insured
COVERAGE               must complete a written application for the Long-term
                       Care Type Coverage within 60 days before the Purchase
                       Option Date. We must receive the application before the Purchase Option Date. THIS RIDER WILL TERMINATE ONCE THE
                       LONG-TERM CARE TYPE COVERAGE IS ISSUED.

PURCHASE OPTION        The Purchase Option Dates are shown in the Rider
DATES                  Schedule. The effective date of the Long-term Care Type
                       Coverage will be the Purchase Option Date on which the Long-term Care Type Coverage is purchased, subject to our receipt of the initial premium no later than 75 days after that Purchase Option Date.

THE LONG-TERM          The Long-term Care Type Coverage will be issued:
CARE TYPE
COVERAGE               1. With the same Insured as this Rider;

                       2. With the same underwriting class as this Rider or
                          the class we reasonably determine is the closest to it (but not less favorable) if the class of this Rider is not offered on the Long-term Care Type Coverage. We would then offer the Long-term Care Type Coverage under our rules in effect on either the effective date of the Rider or the date the Option is exercised, whichever is more favorable to the Insured;


E-3GPO-00 NY

THE LONG-TERM          3. On an individual policy form of Long-term Care Type
CARE TYPE                 Coverage designated by us or, at the sole discretion
COVERAGE                  of Metropolitan Life Insurance Company, the policy may
(CONTINUED)               be issued by our designated affiliate on the Purchase
                          Option Date that will provide the Long-term
                          Care Type Coverage features as specified in the Rider
                          Schedule. If a New York State resident takes delivery of individual Long-term Care Type Coverage in
                          New York, the policy will be issued through a New York licensed insurer subject to the New York State laws and regulations. If the Insured is no longer a New York resident when taking delivery of individual
                          Long-term Care Type Coverage, the policy may be delivered in a jurisdiction other than New York
                          State through an insurer not subject to the New York
                          State laws and regulations. Such individual policy form of Long-term Care type Coverage will meet the minimum standards required by the insurance department of the state where the Long-term Care
                          Type Coverage is delivered or issued for delivery.

                          The policy issued as a result of exercise of this Rider will meet or exceed the minimum requirements of the state where delivered or issued for delivery. Future issuance of the policy will be subject to our overinsurance rules at the time of exercise. However, those overinsurance rules will be no less favorable than those in effect when this Rider was issued;

                       4. At premium rates in use by the issuing company on the
                          Purchase Option Date as of which the Long-term Care Type Coverage is purchased. Such premium rates will meet the minimum standards required by the insurance department of the state where the Long-term Care
                          Type Coverage policy is delivered or issued for delivery or the New York State Insurance Department laws and regulations in effect when the Insured takes delivery of the individual Long-term Care Type Coverage in New York State or when the individual Long-term Care Type Coverage is issued for delivery in New York State;

                       5. Subject to any assignments to which this Rider is
                          subject;

                       6. Subject to the New Policy Features as shown in the
                          Rider Schedule;

                       7. At the insurance age of the Insured on the Purchase
                          Option Date as of which the Long-term Care Type Coverage is purchased; and

                       8. With a Daily Benefit Amount and a Total Lifetime
                          Benefit shown in the Rider Schedule, except as otherwise required by the insurance department of the state where Long-term Care Type Coverage is delivered or issued for delivery or the New York State Insurance Department laws and regulations in effect when the Insured takes delivery of the individual Long-term Care Type Coverage in New York State or individual Long-term Care Type Coverage is issued for delivery in New York State. (If the issuing company's published minimum Daily Benefit Amount and Total Lifetime Benefit on the date of purchase are greater than the amounts shown in the Rider Schedule, these higher amounts may be purchased.)



E-3GPO-00 NY

                          The Long-term Care Type Coverage will take effect on the Purchase Option Date the Long-term Care Type Coverage is purchased subject to our receipt of its initial premium no later than 75 days after that Purchase Option Date.

                          If Long-term Care Type Coverage is issued on a basis other than daily benefits (such as weekly or monthly benefits), the amounts shown in the Long-term Care Type Coverage policy will reflect the chosen benefit amounts.

                          The contestable period of Long-term Care Type Coverage issued under this Rider will be measured from the effective date of this Rider. Optional features or riders can be attached to the Long-term Care Type Coverage only with the consent of the issuing company.

TIME LIMIT ON             After two years from the Date of Issue of this Rider,
CERTAIN DEFENSES          no misstatements, except fraudulent misstatements,
                          made on the application for this Rider can be used to void this Rider.

CONTRACT A copy of the application for this Rider is attached to and made a part of the Rider. This Rider has no cash value.

TERMINATION               This Rider will end upon the earliest of:

                          1. The Purchase Option Date the option to purchase
                             Long-term Care Type Coverage is exercised;

                          2. The date the Policy ends;

                          3. Sixty days after the final Purchase Option Date;
                             and

                          4. The date we record the Owner's signed request to
                             end this Rider.


                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        /s/ Gwenn L. Carr
                                        ----------------------------------------
                                        Gwenn L. Carr
                                        Vice-President and Secretary




E-3GPO-00 NY

                                 Rider Schedule


INSURED NAME:         John Doe              POLICY NUMBER:              Specimen

DATE OF ISSUE:         March 1, 2001        RIDER CLASS:                Standard

AGE:                   35                   GUARANTEED MONTHLY COST OF  $6.97
                                            INSURANCE CHARGE
INITIAL DAILY BENEFIT  $160.00
AMOUNT

NEW POLICY FEATURES:

        WAITING PERIOD:  100 Days or if less, the minimum number of days required by law.

          PURCHASE                      MAXIMUM DAILY                           MAXIMUM LIFETIME
        OPTION DATE                     BENEFIT AMOUNT                           BENEFIT AMOUNT
        -----------                     --------------                           --------------
          3/1/2006                          170.00                                 $186,150
          3/1/2011                          200.00                                  219,000
          3/1/2016                          250.00                                  273,750
          3/1/2021                          280.00                                  306,600
          3/1/2026                          320.00                                  350,400



E-3GPO-00 NY

                        WAIVER OF SPECIFIED PREMIUM RIDER

                       Metropolitan Life Insurance Company

THE WAITING PERIOD FOR INCONTESTABILITY IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER.

This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.

WAIVER OF SPECIFIED      We will credit to the Policy, as a premium payment, the
PREMIUM BENEFIT          amount shown as the monthly premium waived on the
                         Policy Specifications page if:

                         1. You furnish us with written proof that the Insured
                            is totally disabled, as defined in this Rider;

                         2. The Insured becomes disabled after age 5 and before
                            age 65;

                         3. Disability has continued without interruption for at
                            least six months; and

                         4. This Rider is in force.

                         The monthly premium waived will be credited as premium to the Policy as long as the Policy remains in force as follows:

                         DISABILITY STARTING BEFORE AGE 60. If the Insured's disability begins before age 60, we will credit the monthly premiums waived that were due during the six months of uninterrupted disability. After that, we will continue to credit the monthly premiums waived. However, the Insured must continue to be totally disabled.

                         DISABILITY STARTING BETWEEN AGES 60 AND 65.
                         If the Insured's disability begins on or after age 60 but before age 65, we will credit the monthly premiums waived that were due during the six months of uninterrupted disability. We will continue to credit the monthly premiums waived after that, but no later than age 65. However, the Insured must continue to be totally disabled.

                         The Policy to which this Rider is attached is intended to qualify as a life insurance contract under the Internal Revenue Code or any applicable successor provision or any interpretive regulation or rulings by the Internal Revenue Service. To that end, premiums on the Policy are limited to an amount no greater than that allowing the Policy to continue to qualify. Therefore, the portion of any monthly premium waived that would disqualify the Policy will be paid to you in cash.

DEFINITION OF AGE 5,     "Age 5," "Age 60," and "Age 65" begin on the policy
AGE 60 AND AGE 65        anniversary nearest the Insured's 5th, 60th and 65th
                         birthdays, respectively.

CHANGES IN WAIVER        Coverage under this Rider can be increased, subject to
COVERAGE                 our underwriting rules, if the Face Amount of the
                         Policy is increased and if the Insured is not totally disabled. The increase in waiver coverage is subject to:

                         1. The terms for a requested increase in Face Amount as
                            stated in the Change in Face Amount provision of the Policy;

                         2. Our limits for Waiver of Specified Premium benefits;
                            and

                         3. An increase in the Cost of Rider.

                         You may request a decrease in the waiver coverage. The decrease in waiver coverage will become effective on the monthly anniversary on or following receipt by us at our Designated Office of your written request to decrease the waiver coverage.



1E-3WSP1-04-NY

POLICY LAPSE             Crediting of the monthly premium waived to the Policy
                         does not guarantee that the Policy will remain in force.

MONTHLY                  The Monthly Cost of Rider for the following month is
COST OF RIDER            charged as part of the Monthly Deduction. The Monthly
                         Cost of Rider is calculated as (1) multiplied by
                         (2) where:

                         1. Is the Monthly Cost of Rider Rate for this Rider
                            divided by 100; and

                         2. Is the monthly premium waived.

                         The Monthly Cost of Rider Rate for this benefit is based on the Insured's Attained Age.

TOTAL DISABILITY         "Total Disability" means the inability of the Insured
                         to perform the substantial and material duties of his or her regular occupation. Such disability must be the result of an accidental bodily injury or a sickness.
                         The injury or sickness must first manifest itself two years after the Issue Date of this Rider.

                         However, after this period of disability has continued for 60 months, the Insured will be deemed to be totally disabled only if he or she is unable to perform the substantial and material duties of any occupation for which he or she is reasonably fitted by education, training or experience.

                         "Performing substantial and material duties" includes attending school or college as a full time student, if that was the main occupation of the Insured when the disability started.

                         If, after this Rider becomes effective, the Insured suffers the total and irrecoverable loss of:

                         1. The sight in both eyes;

                         2. The use of both hands or both feet; or

                         3. The use of one hand and one foot.

                         this will be considered total disability as defined in this Rider. Upon such a loss the Insured will still be considered disabled even though working at an occupation.

RECURRENT TOTAL          If, while the Policy and this Rider are in force, the
DISABILITY               Insured becomes disabled again after having been
                         totally disabled before, the new disability will be considered a continuation of the previous period unless:

                         1. It is due to an entirely different cause; or

                         2. The Insured has performed all of the material and
                            substantial duties of a gainful occupation for a continuous period of six months or more between such periods of total disability.

NOTICE OF CLAIM AND      Before we credit any monthly premium waived to the
PROOF OF DISABILITY      Policy, You must provide the following at our Home
                         Office or any other office designated by us:

                         1. Written notice of claim for this benefit during the
                            lifetime of the Insured. This notice must be submitted during the continuance of total disability. This notice must be submitted no later than six months after this Rider terminates; and

                         2. Written proof of total disability within six months
                            after You provide written notice of claim. In no event should this proof be submitted later than the date when any of the following events first occurs:

                            a. One year after age 65 of the Insured;

                            b. Surrender of the Policy; and

                            c. One year from the due date of the first unpaid
                               Monthly Deduction.


1E-3WSP1-04-NY

                         Failure to give such notice and proof within the time allowed will not void the claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as reasonably possible. In no event will we credit any monthly premium waived if its due date was more than one year before You provided notice of the claim.

                         We will require no further proof of disability and we will automatically credit further monthly premiums waived if:

                         1. The Insured is totally disabled at age 65; and

                         2. All monthly premiums waived for at least the five
                            years preceding age 65 have been credited.

EXAMINATION OF THE       We have the right to have the Insured examined by our
INSURED AND PROOF        appointed examiner. Such exam will be at our expense.
OF CONTINUED             We also have the right to require written proof of
DISABILITY               continuance of disability from the Insured at the
                         following times:

                         1. After receipt of notice of claim;

                         2. At reasonable intervals within two years after we
                            receive proof of total disability; and

                         3. Not more than once each year after the first two
                            years.

                         We will not credit to the Policy any further monthly premiums waived if the Insured refuses to be medically examined. Nor will we credit to the Policy further monthly premiums waived if proof of continuance of disability is not furnished when we request it, unless it was not reasonably possible for You to provide proof. However, You must provide proof of continuance of disability as soon as reasonably possible and in no event, except in the absence of legal capacity, later than one year from the time we request it.

INCONTESTABILITY         We cannot contest this Rider after it has been in force
                         during the lifetime of the Insured, excluding any period the Insured is totally disabled:

                         1. With respect to the original waiver coverage under
                            this Rider, for two years from the Issue Date of this Rider; and

                         2. With respect to each increase in waiver coverage
                            under this Rider, for two years from the effective date of each increase in Face Amount under the Policy.

GENERAL                  If the Insured becomes totally disabled during the
PROVISIONS               Grace Period and becomes eligible for the Waiver of
                         Specified Premium Benefit, we will credit to the Policy any monthly premiums waived during the Grace Period.

TERMINATION              This Rider will terminate on the first of the following
                         events to occur:

                         1. Attained Age 65 of the Insured. This will be without
                            prejudice to any benefits granted for total disability occurring before age 65;

                         2. The date the Policy lapses;

                         3. The date the Policy is surrendered;

                         4. The date of death of the Insured;

                         5. The date of an increase in Face Amount of the Policy
                            which does not qualify for an increase in coverage under this Rider;



1E-3WSP1-04-NY

                         6. The date a Waiver of Monthly Deduction Rider is
                            added to the Policy to which this Rider is attached; and

                         7. The monthly anniversary on or following receipt by
                            us at our Designated Office of your written request to terminate this Rider. We may require the Policy for endorsement.


The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.



------------------------
Issue Date



                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        /s/ Gwenn L. Carr
                                        ----------------------------------------
                                        Gwenn L. Carr
                                        Vice-President and Secretary



1E-3WSP1-04-NY

                       ACCELERATION OF DEATH BENEFIT RIDER
                       METROPOLITAN LIFE INSURANCE COMPANY

THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THE RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made a part of the Rider.

IMPORTANT: THE BENEFIT PAYMENTS UNDER THIS RIDER MAY BE TAXABLE OR MAY AFFECT ELIGIBILITY FOR BENEFITS UNDER STATE OR FEDERAL LAW. YOU SHOULD CONSULT YOUR TAX ADVISER TO DETERMINE THE EFFECT ON YOU.

DEFINITIONS         "Eligible Proceeds" are the Policy Proceeds as defined in
                    your Policy: less any Face Amount provided by a Supplemental
                    Coverage Term Rider; and plus any amount of benefit provided by a rider that we consent to apply to an Accelerated Death
                    Benefit.

                    "Accelerated Death Benefit" is the amount we will pay under this Rider if we receive proof that the Insured is terminally ill.

                    We will compute the Accelerated Death Benefit based on the following:

                    1. The amount of Eligible Proceeds you choose to accelerate. (See Amount of Accelerated Death Benefit);

                    2.   Reduced life expectancy;

                    3.   A processing charge not to exceed $150; and

                    4.   An Interest Rate no greater than the greater of:

                         a.   The current yield on 90 day treasury bills; and

                         b. The current maximum statutory adjustable policy loan interest rate.

                    This method of computation has been filed, if required, with the insurance supervisory official of the state that governs your Policy. We may change the assumptions we use from time to time.

                    "Terminally ill" means having a life expectancy of months or less.

AMOUNT OF           You may choose to apply all or part of the Eligible Proceeds
ACCELERATED DEATH   to your Accelerated Death Benefit subject to the following
BENEFIT             conditions:

                    1. You must apply at least $50,000 or 25% of the Eligible Proceeds if less.

                    2.   You cannot apply more than the greater of:

                         a.   $250,000; and

                         b. 10% of the Eligible Proceeds under this and all other similar riders issued by us and our affiliates.

                    The Face Amount of your Policy after payment of a partial Accelerated Death Benefit must be at least equal to our published minimum limits of issue for the base policy to which this rider is attached.


1E-6ACC1-04-NY

CONDITIONS          Your right to the Accelerated Death Benefit under this Rider is subject to the following:

                    1. You must provide proof satisfactory to us, including a statement signed by a physician, that the Insured is terminally ill. The physician may not be you, the Insured, or a member of the Insured's family. We have the right to have the Insured examined at our expense by a physician we choose.

                    2. You must make a written request for payment in a form acceptable to us.

                    3. Any irrevocable beneficiary must give written consent for payment in a form acceptable to us.

                    4. Any assignee must give written consent for payment in a form acceptable to us.

                    5.   We may require the Policy for endorsement.

                    6. You may request only one Accelerated Death Benefit under this Rider.

                    7.   Your Policy is not eligible for this benefit if:

                         a. You are required by law to use this Rider to meet the claims of creditors, whether in bankruptcy or otherwise; or

                         b. You are required by a government agency to use this Rider to apply for, obtain, or keep a government benefit or entitlement.

PAYMENT OF          Unless otherwise requested, we will pay the Accelerated
ACCELERATED         Death Benefit in one sum.
DEATH BENEFIT

EFFECT OF           All policy values and the Death Benefit on the remaining
BENEFIT             Policy, if any, will be reduced in the same proportion as
ACCELERATION ON     the amount of Eligible Proceeds was applied to the
POLICY AND          Accelerated Death Benefit. If any Death Benefit remains on
RIDERS              the Policy after acceleration, any accidental death benefit rider on the life of the Insured will not be affected. Upon acceleration, the method of payment for future premiums and policy charges will remain the same. (Please refer to your Policy for additional information about the payment of future premiums and policy charges.) However, upon acceleration future premiums and policy charges will be based on the reduced Death Benefit of the Policy.

                    If you apply all of the Eligible Proceeds to your Accelerated Death Benefit, all policy benefits based on the Insured's life, except for any benefit for accidental death, will end. Any accidental death benefit rider on the life of the Insured will continue in force for 12 months from the date of any payment under this Rider. Any riders that provide a benefit on the life of someone other than the Insured will stay in effect pursuant to their terms as if the Insured had died. No further cost for those riders will be payable.

INCONTESTABILITY    This Rider will not be contestable after it has been in
                    force during the life of the Insured for two years from the Issue Date of the Rider.

SUICIDE EXCLUSION   This Rider does not apply if the Insured's terminal illness is the result of an attempt to commit suicide within two years from the Issue Date of the Rider.



1E-6ACC1-04-NY

TERMINATION         This Rider will terminate at the earliest of:

                    1.   When an Accelerated Death Benefit is paid;

                    2. The date on which the Policy would be disqualified as a life insurance contract because this Rider is attached, under the Internal Revenue Code as interpreted by the Internal Revenue Service;

                    3. When the Policy to which this Rider is attached terminates; and

                    4. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.



----------------------
     Issue Date



                                             METROPOLITAN LIFE INSURANCE COMPANY

                                                /s/ Gwenn L. Carr

                                             Gwenn L. Carr
                                             Vice-President and Secretary

1E-6ACC1-04-NY